Exhibit 10.23

AGREEMENT DATED JULY 6, 2018

COMPUTERSHARE TRUST COMPANY, N.A.

CUSHMAN & WAKEFIELD LIMITED

AND

THE INITIAL HOLDERS AND OTHER HOLDERS OF DEPOSITARY RECEIPTS

AGREEMENT FOR THE PROVISION OF DEPOSITARY SERVICES AND CUSTODY SERVICES IN RESPECT OF CUSHMAN & WAKEFIELD LIMITED DEPOSITARY RECEIPTS

- i -

THIS AGREEMENT IS MADE ON JULY 6, 2018

BETWEEN

(1)	Computershare Trust Company, N.A., a national association organized under the laws of the United States and whose registered office is at 250 Royall Street, Canton, MA 02021 (Computershare or the Depositary);

(2)	Cushman & Wakefield Limited, a company incorporated under the laws of England and Wales and whose registered office is 125 Old Broad Street, London, EC2N 1AR, United Kingdom (the Client or the Company);

(3)	FTL Nominees 1 Limited, a Jersey incorporated nominee company holding shares of the Company on bare trust for various Company management holders, in its capacity as an Initial Holder (as hereinafter defined) (FTL 1);

(4)	FTL Nominees 2 Limited, a Jersey incorporated nominee company holding shares of the Company on bare trust for DTZ Investment Holdings GenPar LLP (an English limited liability partnership) (Jersey GP), acting in its capacity as general partner of DTZ Investment Holdings LP (an English limited partnership) (DTZ LP), in its capacity as an Initial Holder (FTL 2);

(5)	the Holders from time to time of Depositary Receipts issued in accordance herewith.

WHEREAS

(A)	Computershare, in its capacity as Depositary, has on the request of the Client, determined to constitute and issue from time to time, the Depositary Receipts pursuant to the terms of this Deposit Agreement;

(B)	Computershare or an affiliate thereof is acting as transfer agent in connection with the issuance and listing of the Company’s ordinary shares;

(C)	The Parties have agreed that Computershare shall, on the request of the Client, provide the Client with services as Depositary on the terms set out in this Deposit Agreement; and

(D)	Computershare has agreed to appoint GTU Ops Inc., an affiliate of Computershare, to act as its nominee and custodian for Deposited Property on the terms set out in this Deposit Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Deposit Agreement, the following words and phrases shall bear the following meanings unless the context indicates otherwise:

Affiliate Assignee: has the meaning given in Section 27;

Agent: means any agent appointed by the Depositary in accordance with this Deposit Agreement;

Applicable Legislation: means any applicable statute, law, rule or regulation of any applicable jurisdiction and/or governmental authority and any published and non-reviewable judicial interpretation in respect of the foregoing;

Articles of Association: means the Articles of Association of the Client;

Business Day: means a day (other than a Saturday, Sunday or public holiday) on which Computershare is open for general non-automated business;

Certificate: means each certificate in respect of Depositary Receipts issued in accordance herewith and substantially in the form set forth in Schedule 4 hereto. Certificates may be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be reasonably required by the Depositary in respect of its obligations hereunder, or as may be reasonably required by the Depositary or the Client to comply with any Applicable Legislation or to indicate any special limitations or restrictions (including Transfer Restrictions) to which any particular Certificates are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise;

Company Securities: means the ordinary shares issued by the Client in accordance with its Articles of Association and recorded on the Share Register;

Commencement Date: means the date of this Deposit Agreement;

Corporate Action: means any merger, exchange, stock split, reverse stock split, consolidation, subdivision, tender offer, stock buyback, rights issuance, elective dividend, stock dividend, granting of proxies, voting, or other corporate event affecting the Deposited Securities;

Custodian: means GTU Ops Inc., a corporation incorporated under the laws of the State of Delaware with an address at 250 Royall Street, Canton, Massachusetts, and/or such other party or parties that may be appointed as Custodian hereunder;

Custody Services: means the safe custody services provided by the Custodian as set out in Schedule 2;

Deposit Agreement or Agreement: means this Deposit Agreement, including all Exhibits and Schedules hereto;

Depositary: means Computershare, acting in its capacity as depositary in relation to the Depositary Services, or any Successor Depositary in accordance with this Deposit Agreement;

Depositary Receipts: means the depositary receipts issued by the Depositary in respect of the Company Securities deposited with the Custodian (as further described in Section 7.1 and in substantially the form set out in Schedule 4 attached hereto);

Depositary Receipt Register: means the register of Depositary Receipts maintained by the Depositary constituting the record of Holders from time to time of the Depositary Receipts;

Depositary Services: means the services to be rendered by the Depositary as more fully described in this Deposit Agreement including Schedule 1 hereto;

Deposited Property: means the Deposited Securities and all and any rights and other securities, property and cash from time to time held by or for the Custodian or the Depositary and attributable to the Deposited Securities;

Deposited Securities: means Company Securities from time to time registered in the name of the Custodian on behalf of (and as nominee for) the Depositary (acting in its capacity as such hereunder) in the Share Register which are to be held under the terms of this Deposit Agreement and in respect of which Depositary Receipts representing the Company Securities shall be issued pursuant to the terms of this Deposit Agreement;

DTC: means The Depository Trust Company;

Exchange Act: means the U.S. Securities Exchange Act of 1934, as amended;

Excluded Taxes: means (a) Taxes based on any Indemnified Party’s net income or gross revenues and (b) payroll taxes and/or payroll-related taxes in respect of any Indemnified Party or the personnel of any Indemnified Party;

Fees: means the fees from time to time payable by the Client to Computershare under this Deposit Agreement (including reasonable disbursements and out of pocket expenses) as set out in Schedule 3 to this Deposit Agreement;

Finance Act: means the UK Finance Act 1986 (as amended).

HMRC: means HM Revenue and Customs;

Holder: means the person or entity recorded in the Depositary Receipt Register for the time being as the registered holder of a Depositary Receipt and, where the context admits, shall include a former Holder and the personal representatives or successors in title of a Holder or former Holder (without prejudice to the specific references herein to the treatment of or requirements applicable solely to Initial Holders, the term Holder shall include each Initial Holder for so long as it is recorded in the Depositary Receipt Register as the registered holder of one or more Depositary Receipts);

Initial Holder: means each of (a) FTL 1, (b) FTL 2, (c) subject to the limitations set forth below, any affiliate of FTL 1 or FTL 2, and (d) subject to the limitations set forth below, if any of FTL 2, Jersey GP or DTZ LP were to distribute Depositary Receipts held by it to, respectively, Jersey GP, DTZ LP, or the limited partners or DTZ LP, or any of their successors or affiliates, then the applicable recipients shall be Initial Holders; provided that, with respect to any Deposited Securities underlying Depositary Receipts held by an Initial Holder, if such Initial Holder and the Client certify the representations set forth in Section 4.6(c) to the Depositary in writing, then such Initial Holder shall cease to be an Initial Holder but shall remain a Holder; provided, further, that if an Initial Holder at any time ceases to be an Initial Holder, such Initial Holder shall not be eligible to become an Initial Holder at any time thereafter; notwithstanding anything herein to the contrary, (i) the Depositary Receipts initially issued to FTL 1 shall not be held by more than one Holder at any given time, (ii) the Depositary Receipts initially issued to FTL 2 shall not be held by more than ten (10) Holders at any given time and (iii) if the number of Holders of Depositary Receipts initially issued to FTL 1 or FTL 2, as the case may be, exceeds the applicable limit set out in clause (i) or clause (ii), then each Holder of the relevant Depositary Receipts shall automatically cease to be an Initial Holder and shall not be eligible to become an Initial Holder at any time thereafter, but each shall continue to be a Holder;

Loss and Losses: means any liability, damages, loss, costs, claims, charges, payments, expenses, costs, claims, penalties, fines or expenses of any kind, including without limitation reasonable fees and expenses of counsel; and any Taxes;

Parties: means, collectively, the Client, and Computershare and each Initial Holder (for so long as it remains an Initial Holder);

Proceedings: means any proceeding, suit or action of any kind and in any jurisdiction arising out of or in connection with this Deposit Agreement or its subject matter;

Rule 144: means Rule 144 under the Securities Act.

Securities Act: means the U.S. Securities Act of 1933, as amended;

Services: means collectively the Depositary Services, the Custody Services and any other services to be provided by Computershare under the terms of this Deposit Agreement;

Share Register: means the register of holders of the Company Securities to be maintained by Computershare, in its capacity as the Client’s transfer agent under a separate agreement between Computershare and the Client;

Share Registrar: means the person (if any) who is appointed to maintain the Share Register and notified to the Depositary by the Company;

Taxes or Tax: means all taxes and other governmental charges, including without limitation stamp duty, stamp duty reserve tax, Transaction Taxes, and withholding, value-added, sales, business or other similar taxes and charges, and interest and penalties thereon, but not including any liability for Excluded Taxes;

Transfer Restrictions: means any transfer restriction pertaining to the Company Securities or related Depositary Receipts imposed by the Company and/or any third party on a Holder restricting sales and other dispositions of such Company Securities or related Depositary Receipts by that Holder;

Transaction Taxes: means all taxes, levies, duties, and assessments levied on the services provided under this Deposit Agreement, other than Excluded Taxes;

Term: means the period of time during which this Deposit Agreement is in effect as the same is more particularly described in Section 2.3 of the Agreement;

U.K.: means the United Kingdom of Great Britain and Northern Ireland; and

U.S.: means the United States of America.

1.2	Unless the context otherwise requires, all references to any Applicable Legislation, statute, statutory provision, rule, regulation or any requirement shall be construed as including references to any modification, consolidation or re-enactment of the provision in question for the time being in force.

1.3	Unless otherwise stated, a reference to a Section, sub-section, Exhibit or Schedule (including part of a Schedule) is a reference to a section, sub-section, or schedule (or any part) to this Deposit Agreement. The Schedules form part of this Deposit Agreement and shall have the same force and effect as if expressly set out in the body of this Deposit Agreement.

1.4	Section headings are for ease of reference only and do not affect the construction of this Deposit Agreement.

1.5	Except where the context otherwise requires, words denoting the singular include the plural and vice versa and words importing a gender shall include any gender.

1.6	References to a “person” shall be construed so as to include any individual, firm, company, corporation, business trust, estate, trust, partnership, limited liability company, association or joint venture, government, governmental subdivision, agency or instrumentality, public corporation or any other legal or commercial entity (whether or not any of the foregoing has a separate legal personality).

1.7	In construing this Deposit Agreement, general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things or by particular examples intended to be embraced by the general words.

1.8	Any provision to the effect that the Depositary shall not be liable in respect of a particular matter shall be construed to mean that the Depositary shall not have any liability which the Depositary might, in the absence of such a provision, incur, whether the Depositary could incur such a liability: (A) under the terms of this Deposit Agreement (where such terms are express or implied by statue, law or otherwise; (B) in tort; (C) for misrepresentation; (D) for breach of trust or of any other duty imposed by law; or (E) in any other way.

1.9	Where the Custodian holds or will hold Company Securities on behalf of (and as nominee for) the Depositary (acting in its capacity as such hereunder) for the benefit of the Holders, references to Company Securities being held by, transferred to or transferred by the Depositary include a reference to Company Securities being held by, transferred to or transferred by the Custodian.

1.10	References to any Party or person shall include such Party’s and/or person’s successors and permitted assigns.

1.11	Reference to a distribution of “net proceeds” from a sale of Deposited Property means a distribution of such proceeds after making appropriate deductions (a) for Taxes properly withheld and paid or to be paid to the appropriate taxing authority and (b) of the Depositary’s and/or its agents’ fees and expenses in connection with such sale.

1.12	Any amount payable by the Client under this Agreement may be paid by the Client or by any affiliate of the Client on the Client’s behalf, any obligation of the Client to make a payment hereunder shall be satisfied if such payment is made by the Client, or by any affiliate of the Client on the Client’s behalf, and any references herein to amounts payable or paid by the Client shall be construed accordingly; provided that each such payment by an affiliate shall be expressly identified as a payment made on behalf of the Client and shall specify the purpose of such payment. Nothing in this Section 1.12 shall reduce or mitigate in any respect (i) any obligation the Client may have to Computershare under this Deposit Agreement or (ii) Computershare’s right to enforce any such obligation against the Client.

2.	APPOINTMENT AND TERM

2.1	The Client appoints Computershare to act on its behalf as Depositary, and Computershare accepts such appointment and shall appoint the Custodian to act as its nominee and custodian, in each case, with effect from the Commencement Date.

2.2	The Client appoints Computershare to act on its behalf as registrar in respect of the Depositary Receipts with effect from the Commencement Date, and Computershare accepts such appointment.

2.3	The appointment of Computershare shall continue until the termination of this Deposit Agreement under Section 18 hereof or Computershare’s resignation pursuant to Section 17 hereof.

3.	THE SERVICES

3.1	Computershare shall provide the Services in accordance with the requirements from time to time of Applicable Legislation.

3.2	Computershare shall have no liabilities, duties or obligations to the Client or the Holders except to provide the Services (other than the Custody Services, which shall be provided by the Custodian) to the extent they are specifically set forth herein and in accordance with the requirements from time to time under Applicable Legislation. Without limiting the generality of the foregoing, Computershare shall have no liabilities, duties or obligations, including without limitation fiduciary duties, solely by virtue of, or in a material respect due to, holding the Deposited Securities (or the Deposited Securities being held on its behalf) or the transfer of the Deposited Securities pursuant to any Holder’s or the Client’s instructions, except for the liabilities, duties and obligations expressly owed to Holders pursuant to the provisions hereof or under Applicable Legislation.

3.3	Computershare shall not be required to carry out any act under this Deposit Agreement, including without limitation the acceptance of Company Securities for deposit hereunder, which Computershare considers falls into one or more of the following:

(a)	in the judgment of its legal counsel (whether internal or external), will, or would reasonably be expected to, be contrary to or breach (i) any Applicable Legislation or (ii) any requirement of any government or governmental authority, body or agency or any regulatory authority, or (iii) any provision of this Deposit Agreement; or

(b)

would reasonably be expected to cause it to suffer or incur any financial liability or any financial obligation of any kind or cause it to be liable to any person (including any liability for Taxes), except for (i) any financial liability or financial obligation (other than a liability or obligation relating to stamp duty or stamp duty reserve tax) in respect of which the Company provides written confirmation that Computershare is fully indemnified under this Deposit Agreement, and for which the Company provides a bond or advances the requisite amounts should Computershare so request, or (ii) expenses for which Computershare is entitled to reimbursement from the Client or the Holders under this Deposit Agreement and for which Computershare is reasonably comfortable that such reimbursement will be timely made to it, (iii) general overhead expenses including salaries; and (iv) any liability for stamp duty or stamp duty reserve tax in respect of which (a) Computershare has received evidence reasonably satisfactory to Computershare of payment of such stamp duty and/or stamp duty reserve tax in full by the Client or (b) the Client has provided cleared funds to Computershare in the full amount of such stamp duty and/or stamp duty reserve tax, and Computershare has paid the applicable tax to HMRC without unreasonable delay and has, to the extent it is reasonably available, received confirmation that such payment has been received; provided that in either such case under this clause (iv) Computershare shall have the right, prior to carrying out the relevant act under this Deposit Agreement, to receive a written opinion from the Client’s UK tax advisers confirming the calculation of the amount of stamp duty and/or stamp duty reserve tax payable in connection with such act; or

(c)	in the reasonable judgment of its legal counsel (whether internal or external), will or will likely require it to have or obtain a legal status, or to obtain any license, permit, authorization, consent, approval or other permission, in each case other than any legal status or licenses, permits, authorizations, consents, approvals or other permissions that Computershare was legally required to have under Applicable Legislation as of the Commencement Date;

(d)	in the reasonable judgment of its legal counsel (whether internal or external), will or will likely require it to comply with any other Applicable Legislation, compliance with which Computershare considers, acting reasonably, is unduly onerous for it relative to the compliance obligations that will apply if such act is not carried out; or

(e)	which would have a material adverse impact on Computershare including a material adverse impact on its business.

In any such case Computershare may take such actions, or refrain from taking such actions, as it reasonably believes may be necessary to avoid any of the consequences under clauses (a) through (e) above, as applicable.

4.	DUTIES OF THE CLIENT; REPRESENTATIONS AND WARRANTIES

4.1	The Client shall:

(a)	provide all information, data and documentation reasonably required by Computershare or its agents to properly carry out the Services, including (to the extent available to the Client) information that concerns or relates to Computershare’s obligations under this Deposit Agreement;

(b)	ensure that all information, data and documentation provided by it to Computershare or its agents is accurate and complete in all material respects and not misleading;

(c)	promptly provide any other information and assistance reasonably requested by Computershare in connection with this Deposit Agreement; and

(d)	to the extent that (i) the Client has been advised by qualified UK legal counsel, or has reason to believe, that a clearance application to HMRC would be beneficial in respect of any transaction(s) to be entered pursuant to this Deposit Agreement involving Company Securities or Depositary Receipts or (ii) Computershare reasonably believes that a clearance application to HMRC would be beneficial in respect of any such transaction(s), other than those transactions in respect of which clearance was sought in the Clearance Application (as defined in Section 5.2(a)(i) below), then in any such case the Client shall promptly file a clearance application with HMRC seeking confirmation as to whether stamp duty or stamp duty reserve tax would be payable in connection with such transaction(s), and provide a draft thereof to the Depositary and the Custodian with sufficient time for them to review such clearance application before it is filed.

4.2	In connection with any (i) issuance to the Depositary or the Custodian of additional Company Securities, rights to subscribe for Company Securities or rights to subscribe for securities convertible into or exchangeable for Company Securities, (ii) transfer of Depositary Receipts and/or Deposited Property, (iii) request to issue Depositary Receipts, (iv) Corporate Action affecting the Deposited Securities or (vi) additional deposit of Company Securities by any party, the Client shall, if reasonably requested by Computershare and prior to Computershare taking any action, in each case provide to Computershare, within a reasonable time and at the Client’s own cost, a legal opinion or legal opinions provided by legal advisers reasonably acceptable to Computershare and addressed to Computershare or in respect of which Computershare may rely in relation to securities laws, tax laws and/or other Applicable Legislation, and dealing with such other reasonable issues as may be reasonably requested by Computershare, in form and substance reasonably satisfactory to Computershare in relation to the provision of the Services, or shall reimburse Computershare’s properly incurred attorneys’ fees and costs in respect of obtaining such legal opinions. The scope of such requested legal opinions shall be communicated to the Client in writing by Computershare.

4.3	Computershare shall not be required to transfer Deposited Securities except (i) to any Successor Depositary, (ii) to or upon the order of any Holder surrendering Depositary Receipts for cancellation, provided that Computershare shall not be required to transfer Deposited Securities to any central securities depository other than those specified in clause (iii) below, or (iii) upon the cancellation of the Depositary Receipts, to Cede & Co. (for deposits into DTC) or any other central securities depository (or its nominee) appointed by the Client, subject in any such case to compliance with the terms of this Deposit Agreement, and provided that no such transfer shall be made unless and until any Transfer Restrictions shall have lapsed or otherwise will not be breached, and until all transfer requirements of Computershare have been satisfied.

4.4	The Client warrants to Computershare that any stock transfer form in the form attached hereto as Exhibit B transferring Deposited Securities to the Custodian when duly executed, meeting Computershare’s standard requirements, and delivered to the Custodian or lodged with Computershare Trust Company, N.A., in its capacity as the Client’s transfer agent, for registration will constitute the legal, valid and binding and enforceable disposition and obligation of each respective transferor to transfer such Deposited Securities specified therein in accordance with its terms and where relevant the Articles of Association.

4.5	With the exception of those transactions involving the Depositary described in this Deposit Agreement:

(a)	the Client shall give Computershare as much advance notice as reasonably practicable of any Corporate Action or changes to its business or capital structure during the term of this Deposit Agreement which relates to or could have a material effect on the Deposited Securities or the provision of the Services, including but not limited to the declaration or payment of dividends, any merger, reorganisation, rights issue, takeover, creation of different or additional share classes or share exchange; and

(b)	Computershare’s obligations to process any Corporate Action shall be subject to a separate agreement upon terms and conditions mutually agreeable to the parties and may require the delivery of certain legal opinions addressed to Computershare, or in respect of which Computershare may rely, in forms reasonably satisfactory to Computershare and, with respect to services to be provided by Computershare that are not specifically covered in this Deposit Agreement, the agreement by the Client and Computershare as to such services, including but not limited to the terms of the provision of such services and the relevant fees, and dealing with such other reasonable issues as may be requested by Computershare; and

(c)	Computershare shall not be required to convert cash dividends paid on Deposited Securities into a currency different from the currency in which such dividends are paid, unless otherwise mutually agreed by the Depositary and the Client.

4.6	The Client represents and warrants to Computershare that as of the date of this Deposit Agreement and at such other times as provided below:

(a)	for so long as Computershare acts as Depositary, neither the Depositary Receipts nor the Deposited Securities represented thereby shall, in consequence of the Company issuing such Deposited Securities or Computershare holding the Deposited Property or issuing the Depositary Receipts, or for any other reason, be subject to any registration requirements under U.S. (federal or state) securities laws;

(b)

at each of (i) the date of the deposit of any Deposited Securities with the Custodian and (ii) if prior to the cancellation of the Depositary Receipts, the time the Client instructs Computershare to transfer such Deposited Securities to any Successor Depositary, (A) the applicable Deposited Securities are being delivered and shall be transferred (as the case may be) free and clear of all liens, charges, encumbrances, security interests, adverse claims or other third party interests, provided that upon such deposit or transfer, the applicable Deposited Securities may be subject to restrictions under applicable U.S. securities laws and/or the Articles of Association and/or the Transfer Restrictions, (B) the deposit and transfer (as the case may be) of the applicable Deposited Securities shall not have been in contravention of the Articles of Association or any contractual obligation binding on (i) in the case of a deposit, the legal and/or beneficial owner of the securities being deposited or (ii) in the case of a transfer of Deposited Securities to a Successor Depositary, the Holder

and/or beneficial owner of the Depositary Receipts representing such Deposited Securities, and (C) such deposit or transfer of Deposited Securities shall have been duly registered pursuant to an effective registration statement under the Securities Act or exempt from registration thereunder;

(c)	at the time a Holder instructs Computershare to transfer any Deposited Securities to DTC’s nominee (Cede & Co) or any other central securities depository (or its nominee) on cancellation of the Depositary Receipts representing such Deposited Securities, (A) such Deposited Securities shall be transferrable free and clear of all liens, charges, encumbrances, security interests, adverse claims or other third party interests, provided that such Deposited Securities may be subject to limitations pursuant to Rule 144(e) on the amount of securities sold, (B) the transfer of such Deposited Securities shall not be in contravention of the Articles of Association or any contractual obligation binding on the person making such transfer, (C) at the time of such transfer, such Deposited Securities shall be freely transferrable to DTC or such other central securities depository, (D) to the extent the person making such transfer is not an “affiliate” (as such term is defined in Rule 144) of the Company, such Deposited Securities transferred (i) shall be eligible to be publicly sold in reliance on Rule 144, (ii) at the time of any transfer, sale or other disposition of such Deposited Securities, such transfer, sale or other disposition of the Deposited Securities shall be duly registered pursuant to an effective registration statement under the Securities Act and the Exchange Act or shall be exempt from registration pursuant to Rule 144 and shall not be subject to any restrictions under Rule 144, and (iii) in each case under this clause (D), such Deposited Securities shall not constitute “restricted securities” (as such term is defined in Rule 144) upon the completion of any sale thereof, and (E) to the extent such person making such transfer is an “affiliate” (as such term is defined in Rule 144) of the Company, (i) such Deposited Securities transferred shall be eligible to be publicly sold in reliance on Rule 144, (ii) at the time of any transfer, sale or other disposition of such Deposited Securities, such transfer, sale or other disposition of the Deposited Securities shall be duly registered pursuant to an effective registration statement under the Securities Act and the Exchange Act or all of the applicable provisions of Rule 144 that enable such Deposited Securities to be sold, without limitation on the number of securities sold, shall have been complied with and, (iii) in each case under this clause (E), such Deposited Securities transferred shall not constitute “restricted securities” (as such term is defined in Rule 144) upon the completion of any sale thereof;

(d)	at the date of deposit of any Deposited Securities, the applicable Deposited Securities are duly authorized, validly issued and outstanding, fully paid and non-assessable, free of any pre-emptive or similar rights, and rank pari passu with each other Deposited Security of the same class;

(e)	at the date of deposit of any Deposited Securities, the applicable Deposited Securities are in compliance with all applicable state securities laws, and all appropriate state securities law filings with respect to such Deposited Securities shall have been made or a valid exemption from such filing requirements shall be applicable; and

(f)	each Depositary Receipt is at any such time as (i) any Holder may instruct Computershare to transfer the Depositary Receipts, or (ii) the Client may instruct Computershare to transfer the Deposited Property underlying the Depositary Receipts to a Successor Depositary, under its terms and conditions, and any contractual or other provisions to which it is subject, freely transferable and, in particular (but without limitation) is transferable to any such entity without restriction, free from any equity, set-off or counter-claim between the Client and any Holder or former Holder, but subject to the Transfer Restrictions applicable thereto.

The Company will, as soon as practicable but in no event later than three Business Days after learning that any of the representations or warranties in this Section 4.6 are no longer correct, notify Computershare of such incorrect representation or warranty.

4.7	Without limitation to the generality of Section 4.2, on or prior to the date of this Deposit Agreement, and from time to time thereafter in the event the Company or any “affiliate” of the Company as defined in Rule 144 proposes to deposit any Company Securities under this Deposit Agreement, the Client shall, at the Client’s own cost, provide a legal opinion or legal opinions from legal advisers reasonably acceptable to Computershare, in form and substance reasonably satisfactory to Computershare and addressed to Computershare or in respect of which Computershare may rely, stating that that the issuance of Company Securities to be deposited hereunder, the deposit of such Company Securities with the Depositary and the issuance of the Depositary Receipts that will or do represent such Company Securities do not require registration under the Securities Act or are exempt from registration under the provisions of the Securities Act and dealing with such other issues as may be reasonably requested by Computershare.

5.	TAXES

5.1	The Parties consider that neither stamp duty reserve tax nor stamp duty should apply under the Finance Act to the issue of the Depositary Receipts insofar as such issuance forms part of an arrangement to issue or transfer chargeable securities to a clearance service or depositary receipt system pursuant to the Finance Act.

5.2	The Client warrants to Computershare that:

(a)	prior to the date of this Deposit Agreement

(i)	PricewaterhouseCoopers LLP has submitted a clearance application (the “Clearance Application”) to HMRC dated April 17, 2018 (a complete copy of which Clearance Application having been provided to Computershare),

(ii)	PricewaterhouseCoopers LLP received a response from HMRC to the Clearance Application on April 27, 2018 in a form consistent with the terms of the Clearance Application which confirms that none of the transactions involving Computershare or the Custodian in respect of which clearance was sought (including the issue of Company Securities to the Custodian, as nominee for the Depositary, on the Commencement Date) give rise to stamp duty and/or stamp duty reserve tax, whether payable by either

Computershare or the Custodian or otherwise, and that such response has not been amended or revoked;

(b)	prior to the date of this Deposit Agreement, qualified UK legal counsel, on behalf of the Client has delivered a legal opinion to the Client, which shall be co-addressed to the Depositary or on which the Depositary can rely, and which shall be reasonably acceptable to the Depositary, which opines that, as of the date of the opinion, none of:

(i) the issue of the Company Securities to the Custodian, as nominee for the Depositary, in connection with the exchange by FTL1 and FTL2 of shares in DTZ Jersey Holdings Limited for such Company Securities, with the effect that such Company Securities constitute Deposited Property, and the registration of such Company Securities in the name of the Custodian;

(ii) the issuance by the Depositary of Depositary Receipts representing such Company Securities to FTL1 and FTL2, in connection with the share exchange described in paragraph (b)(i) above;

(iii) the capital reduction relating to such Company Securities proposed to be carried out shortly after the Commencement Date, pursuant to which the nominal value of the Company Securities will be reduced;

(iv) the proposed consolidation and division of the Company’s ordinary share capital, for the purposes of achieving an appropriate pricing on the initial public offering of the Company’s ordinary shares, which will result in a reduction of both the number of Company Securities held by the Custodian and the number of issued and outstanding Depositary Receipts;

(v) the transfer of any Depositary Receipts by a registered holder thereof pursuant to the terms of this Deposit Agreement; or

(vi) the cancellation of Depositary Receipts and the transfer of the underlying Company Securities by the Custodian, as nominee for Computershare, to Cede & Co, as nominee for DTC,

would give rise to United Kingdom stamp duty and/or stamp duty reserve tax payable by either the Depositary or the Custodian, and that such opinion has not been amended or revoked (the “Opinion”); and

(c)	that in connection with any additional deposits of Company Securities made after the date of this Deposit Agreement, or in connection with any other transactions involving Company Securities or Depositary Receipts contemplated by this Deposit Agreement, except for those transactions in respect of which clearance was obtained in the Clearance Application, prior to the effective date of such deposit or other transaction, qualified UK legal counsel will confirm to the Client whether (to the extent that a clearance application to HMRC has not already been made) any clearance application to HMRC would be beneficial in respect thereof and, if reasonably requested by Computershare, provide a legal opinion as to whether such deposit or other transaction would give rise to United Kingdom stamp duty and/or stamp duty reserve tax payable by either the Depositary or the Custodian.

5.3	The Client undertakes to Computershare to notify Computershare as promptly as practicable in writing in the event that (i) it considers that stamp duty reserve tax or stamp duty applies under the Finance Act to the issue of Depositary Receipts, or (ii) any of the warranties set out in Section 5.2 is incorrect or not being met. In the event of such notification or Computershare otherwise discovers that the warranties in Section 5.2 are no longer correct, Computershare reserves the right to terminate this Deposit Agreement upon 5 days prior written notice to the Client.

5.4	In the event that any charge to stamp duty or stamp duty reserve tax is payable by Computershare in connection with the deposit of the Company Securities, the issuance of the Depositary Receipts or any other transactions contemplated by this Deposit Agreement or pursuant to any instruction given to Computershare, Computershare shall not be required to accept such deposit of Company Securities, to issue Depositary Receipts, enter into such transaction or execute such instruction, in each case unless and until the Client shall have first either furnished evidence of payment of any and all stamp duty reserve tax and/or stamp duty owing in connection therewith (in a form reasonably acceptable to Computershare) or Computershare has been funded in full with cleared funds in the amount of such stamp duty reserve tax or stamp duty. Section 5.6 and Sections 6.2 to 6.4 apply to this sub section and ‘Fees’ should be read to include the payment of stamp duty reserve tax and/or stamp duty as described herein. In the absence of (i) evidence reasonably satisfactory to Computershare of payment of such stamp duty and/or stamp duty reserve tax in full by the Client or (ii) receipt of cleared funds from the Client as provided above, Computershare reserves the right to take any reasonable action, or reasonably omit to take any action, in each case, where such action or omission would result in Computershare avoiding any liability for stamp duty reserve tax or stamp duty. If Computershare is refunded or otherwise receives back any stamp duty or stamp duty reserve tax which was previously paid or funded on its behalf by the Client, Computershare may use such amount to discharge any outstanding Liability and refund the balance to the Client.

5.5	In addition to any rights and remedies to which Computershare is entitled under Section 5.4, to the extent that Computershare (or its nominee) is accountable for and/or primarily liable and is required to pay stamp duty reserve tax (or stamp duty) pursuant to the Finance Act (or otherwise under other UK enactments or regulations), in respect of any chargeable securities transferred or issued to, or appropriated by, Computershare, pursuant to this Deposit Agreement, each Holder agrees that where such Holder is to issue, transfer or ensure the transfer to Computershare of Company Securities in relation to which Computershare will issue Depositary Receipts, the Holder shall, before such issue, transfer or appropriation, pay to Computershare in cleared funds, or to HMRC on behalf of Computershare, an amount equal to the stamp duty reserve tax (or stamp duty) for which Computershare is liable in respect of such transfer, issue or appropriation, if any.

5.6	In addition to the foregoing, all fees and other sums payable by the Client under this Deposit Agreement are exclusive of Taxes, and the Client shall, in addition to any Fees, pay any Taxes due thereon (other than Excluded Taxes), so that the net amount received by Computershare is not less than the amount which Computershare would have received had no such Taxes been due, and shall promptly deliver to Computershare copies of all official receipts evidencing payment of such Taxes.

5.7	Notwithstanding anything to the contrary contained herein, the Client is responsible for all taxes, levies, duties, and assessments levied on the services provided under this Deposit Agreement (other than Excluded Taxes) (collectively, Transaction Taxes). Computershare shall be responsible for collecting and remitting Transaction Taxes in all jurisdictions in which Computershare is registered to collect such Transaction Taxes. Computershare shall invoice Client for such Transaction Taxes that it is obligated to collect upon the furnishing of services hereunder. Computershare shall timely remit to the appropriate governmental authorities all such Transaction Taxes that Computershare collects from Client. To the extent that Client provides Computershare with valid exemption certificates, direct pay permits, or other documentation that exempts Computershare from collecting Transaction Taxes from Client, invoices issued for services provided after Computershare’s receipt of such certificates, permits, or other documentation will not reflect exempted Transaction Taxes. Computershare shall be solely responsible for the payment of all personal property taxes, franchise taxes, corporate excise or privilege taxes, property or license taxes, and Excluded Taxes, in each case arising from or in connection with the services provided hereunder.

5.8	Computershare warrants to the Client that, as of the date hereof:

(a)	Computershare is a person whose business is or includes issuing “depositary receipts” for “relevant securities” (within the meaning of section 69 of the Finance Act) and “depositary receipts” for “chargeable securities” (within the meaning of sections 94 and 99 of the Finance Act) for the purposes of sections 67(6) and 93(2) of the Finance Act; and

(b)	the Custodian’s business is exclusively that of holding “relevant securities” (as defined in section 69(3) of the Finance Act) and “chargeable securities” (as defined in section 99 of the Finance Act) (i) as nominee or agent for a person whose business is or includes issuing depositary receipts for the purposes of sections 67(6), 72A(2)(a), 93(3) and 97B(2)(a) of the Finance Act, and (ii) for the purposes of such part of the business of the person referred to in (i) as consists of issuing “depositary receipts” for “relevant securities” and for “chargeable securities” for the purposes of sections 67(6), 72A(2)(a), 93(3) and 97B(2)(a) of the Finance Act.

6.	FEES AND EXPENSES PAYABLE BY THE COMPANY

6.1	The Client shall pay Computershare the Fees in respect of the Services provided by Computershare in accordance with this Section 6 and Schedule 3.

6.2	Interest is payable on the balance of any invoice that is unpaid more than 45 days after issuance of the invoice and not otherwise disputed in good faith, at an annual rate equal to 6%. Interest shall be calculated daily, on the outstanding balance, from the date of such invoice, until receipt by Computershare of the Client’s payment in cleared funds.

6.3	Notwithstanding the right to charge interest under Section 6.2, if the Client fails to pay the Fees not otherwise disputed in good faith within 90 days after delivery of Computershare’s invoice, or to timely pay the undisputed portions of two consecutive invoices, such failure shall constitute a material breach of this Deposit Agreement by Client. Notwithstanding any terms to the contrary elsewhere in this Deposit Agreement, Computershare may immediately terminate this Deposit Agreement on such material breach by providing the Client with written notice of such termination. Computershare acknowledges and agrees that any failure by the Client to make a payment of Fees may be cured by payment by one or more Initial Holders on behalf of the Client and, if payment in full is received on or prior to such 90th day and is expressly identified by the Initial Holder(s) as a payment made on behalf of the Client, the Client’s failure to have timely paid such Fees shall not give rise to a material breach hereunder.

6.4	Failure to make payment in accordance with Section 6.1 constitutes a breach of contract and notwithstanding any rights which Computershare may have under Sections 6.2 and 6.3, all other rights or remedies (either contractual or otherwise as may arise by common law or statute) of Computershare are reserved.

7.	FORM, ISSUE AND TRANSFER OF DEPOSITARY RECEIPTS

7.1	Each Depositary Receipt shall, on the terms and subject to the conditions of this Deposit Agreement, initially represent one Company Security, until there shall occur a distribution upon, or change in, Deposited Securities referred to in Section 8.3 with respect to which additional Depositary Receipts are not issued, and thereafter each Depositary Receipt, on the terms and subject to the conditions of this Deposit Agreement, shall represent such Company Security together with any Deposited Property relating to that Company Security on deposit with the Depositary and the Custodian determined in accordance with the terms of Section 8.3.

7.2	The Depositary shall only issue and transfer Depositary Receipts as contemplated by this Deposit Agreement. Each Holder hereby agrees that it shall provide to the Depositary within a reasonable period prior to requesting the Depositary to issue or transfer Depositary Receipts with the information that the Depositary reasonably requires to allow the Depositary to comply with Applicable Legislation.

7.3	Company Securities shall be deposited hereunder by the issuance or transfer of such Company Securities to the Custodian on behalf of (and as nominee for) the Depositary (acting in its capacity as such hereunder). Upon such deposit, subject to the provisions of this Deposit Agreement, the Depositary shall issue to the person for whose account the deposit was made such number of Depositary Receipts that represent the number of Company Securities so deposited.

7.4	Depositary Receipts shall be issued on the terms and conditions set forth or referred to in or prescribed pursuant to this Deposit Agreement, as from time to time amended.

7.5	The Depositary shall maintain, at an office outside the United Kingdom which may, but need not be, the Depositary’s registered office, a separate register in respect of the Depositary Receipts for the registration, registration of transfer, combination and split-up of Depositary Receipts, and facilities for the delivery and receipt of Depositary Receipts. Each such register shall at reasonable times be open for inspection by Holders for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to this Deposit Agreement. The Depositary may close any such register at any time or from time to time (a) in the ordinary course of business, (b) in order to comply with Applicable Legislation, or (c) when deemed reasonably necessary or advisable by it in connection with the performance of Services, or any of them.

7.6	Title to a Depositary Receipt shall be evidenced by entry on the Depositary Receipt Register. The Depositary, notwithstanding any notice to the contrary, may treat the person in whose name a Depositary Receipt is registered on the Depositary Receipt Register as the absolute owner thereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Depositary Receipt, unless such holder is the Holder thereof.

7.7	Receipt by the Depositary of the following at the specified address of the Depositary or as may be otherwise required by the Depositary from time to time:

(a)	an instruction from or on behalf of the Holder setting out the person(s) to whom a specified number of Depositary Receipts will be transferred (the “Recipient”) (in a form acceptable to the Depositary and including a Medallion Signature Guarantee);

(b)	the relevant Certificate(s), if applicable, accompanied by such additional evidence of the entitlement of the Holder to the relevant Depositary Receipts as the Depositary may reasonably require, together with a stock transfer form (in the form attached hereto as Exhibit C); and

(c)	the payment of such fees, Taxes, charges and expenses as may be required to be paid to the Depositary under this Deposit Agreement;

shall be deemed to constitute an irrevocable instruction to the Depositary to:

(d)	record the transfer of the relevant Depositary Receipts to the Recipient (or its designee) in the Depositary Receipt Register in accordance with Section 7.6;

(e)	if applicable, issue a Certificate in the name of the Recipient(s) in respect of the transferred Depositary Receipts; and

(f)	update its records to record that the relevant Deposited Property is held for the benefit of the Recipient (or require the Custodian to do so).

7.8	The Depositary shall be entitled to refuse to accept for transfer any Depositary Receipts or suspend the registration of transfer of Depositary Receipts if ait reasonably believes that transfer would result in violation of Applicable Legislation, if any of the other conditions set forth in Section 3.3 would apply, or if any presentation of a transfer fails to meet applicable transfer requirements or is otherwise inconsistent with industry standards.

7.9	The Depositary shall not be bound to enquire whether any transactions in Depositary Receipts are in progress, or whether Depositary Receipts are in the process of being transferred, before deciding to suspend the registration or transfer of Depositary Receipts in accordance with Section 7.8 and the Depositary shall incur no liability to the Client, any Holder or potential Holder or Recipient by reason of such suspension.

7.10	Neither the Company nor the Depositary shall arrange for Depositary Receipts to be admitted to any stock exchange or quoted or permitted to be dealt in or on any other market.

7.11	Depositary Receipts have not been registered under the Securities Act or any other securities legislation of any jurisdiction and may not be offered, sold, pledged, or otherwise distributed or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Depositary shall be under no obligation to arrange for any registration or similar requirement under the Securities Act or any other securities legislation or any other Applicable Legislation. The Company shall provide to the Depositary in writing any legend required to be affixed to the Depositary Receipts, which legend shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Depositary Receipts may be transferred. In the event that any Deposited Securities contain a legend describing the conditions of any Transfer Restrictions, the Company and the Depositary shall cause the Depositary Receipts representing such Deposited Property to contain a legend replicating the conditions of the relevant Transfer Restrictions. The Depositary Receipts shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC.

7.12	Depositary Receipts may be cancelled by the Depositary pursuant to Sections 9 and 10 and, so far as the Depositary considers appropriate, in the circumstances contemplated in Sections 11.2, 14.2, 15.12 and 15.14.

7.13	If a Certificate issued to a Holder is:

(a)	damaged or defaced; or

(b)	reported to be lost, stolen or destroyed,

that Holder is entitled to be issued a replacement certificate by the Depositary, provided that the Depositary has no notice that such Certificate has been acquired by a bona fide purchaser, if the Holder:

(x)	returns the Certificate that is to be replaced to the Depositary if it is damaged or defaced; and

(y)	in the case of a lost, stolen or destroyed Certificate, provides an open penalty surety bond meeting the Depositary’s reasonable requirements.

7.14	As a condition to any offer, sale, pledge or other distribution, disposition or transfer of any Depositary Receipts, the transferor of such Depositary Receipts shall provide at the Depositary’s request a legal opinion of U.S. counsel, in form and substance reasonably satisfactory to the Depositary, to the effect that the Depositary Receipts may be offered and sold without registration under the Securities Act pursuant to an applicable exemption from the registration requirements thereof, and dealing with such other legal matters, including, without limitation, matters of local law, as may be reasonably requested by the Depositary. Any transferee of the Depositary Receipts will be deemed to become a party to and be bound by the provisions of this Deposit Agreement.

8.	DEPOSITED PROPERTY; REPRESENTATIONS AND WARRANTIES

8.1	Each person depositing Company Securities and to whom Depositary Receipts are to be issued or transferred pursuant to this Deposit Agreement and each Holder shall be bound as a Holder by the provisions of this Deposit Agreement and shall be required to give such warranties and certifications to the Depositary as the Depositary may reasonably require. In connection with any such deposit and/or issuance, the depositor, or in connection with any such transfer, the transferor, as applicable, shall be deemed to have represented and warranted the following:

(a) Company Securities that are transferred or issued to (as the case may be), and deposited with, the Custodian, and with respect to which Depositary Receipts are to be or are issued, are duly authorized, validly issued and outstanding, fully paid up, non-assessable and legally obtained by the person depositing such Company Securities and the person to whom Depositary Receipts are to be issued, all pre-emptive and comparable rights, if any, with respect to such Company Securities have been validly waived or exercised, such person is duly authorized to deposit such Company Securities under this Deposit Agreement and has effected a legal, valid and binding disposition of such Company Securities to the Depositary or the Custodian; and

(b) (i) such Company Securities are being transferred or issued (as the case may be) and deposited free and clear of all liens, charges, encumbrances, security interests, adverse claims or other third party interests, provided that, upon such transfer or issuance (as the case may be) and deposit, such Company Securities may be subject to restrictions under applicable U.S. securities laws and/or the Articles of Association and/or the Transfer Restrictions, (ii) such transfer or issuance (as the case may be) of Company Securities to, and deposit thereof with, the Custodian are not in contravention of the Articles of Association, any contractual obligation binding on such person or the person making such deposit, or of any Applicable Legislation or order binding on or affecting such person or the person making the deposit, and (iii) to the extent such person is an “affiliate” of the Company as such term is defined in Rule 144, at the time of any transfer, sale or other disposition of the Depositary Receipts representing such Company Securities, the Company Securities will be duly registered pursuant to an effective registration statement under the Securities Act, or will be sold in compliance with an applicable exemption from registration under the Securities Act which enable the Company Securities to be sold (in the form of Depositary Receipts). The Depositary shall be entitled to refuse to accept Company Securities for deposit hereunder (i) whenever it is notified in writing by the Company that the Company has restricted the transfer thereof to comply with ownership restrictions under applicable law, or if any of the conditions in Section 3.3 would apply; (ii) if it reasonably believes that any relevant transfer is invalid or ineffective to pass title in Company Securities under any Applicable Legislation; (iii) if the Depositary is notified in writing by or on behalf of the Company that such deposit or the issue of Depositary Receipts pursuant to this Deposit Agreement will, or will likely, breach Applicable Legislation; (iv) if such deposit fails to comply with any applicable requirements of this Deposit Agreement or with such requirements as the Depositary may establish consistent with this Deposit Agreement; or (v) for any other reason expressly contemplated in this Deposit Agreement.

8.2	In acting hereunder the Depositary shall have only those duties, obligations and responsibilities expressly undertaken by it in this Deposit Agreement and does not assume any relationship of trust for or with the Holders or any other person.

8.3	Subject to the Depositary’s receipt of any legal opinions requested in accordance with Section 4.2 of this Deposit Agreement (and notwithstanding anything to the contrary in this Deposit Agreement, no such legal opinions to be requested in respect of Section 8.3(a)) and such other arrangements and agreements as the Depositary may reasonably require, the Depositary shall to the extent practicable, pass on, or exercise on behalf of, and shall instruct the Custodian to the extent practicable, to pass on to, or exercise on behalf of, the relevant Holder(s) all rights and entitlements which it or the Custodian receives in respect of Deposited Securities in accordance with this Deposit Agreement, subject to the following:

(a)	The Depositary shall cause any such rights or entitlements to cash distributions, upon receipt, to be distributed to Holders in proportion to the number of Depositary Receipts held by them respectively, on an averaged or other practicable basis, subject to appropriate adjustments for taxes withheld and deduction of the Depositary’s and/or its agents’ fees and expenses. Any cash distributions will be distributed to Holders in the currency in which such distributions are paid. The Depositary will hold any cash amounts it is unable to distribute in an account as provided for in Section 16.2 for the benefit of the applicable Holders until the distribution can be effected, escheatment occurs or other arrangements agreed with the Company are made by the Depositary.

(b)	The Depositary shall cause any such rights or entitlements to scrip dividends, to bonus issues or arising from capital reorganizations to be passed on to the relevant Holder(s):

(i)	by means of the consolidation, sub-division or cancellation of Depositary Receipts (with or without calling the Depositary Receipts for exchange) and/or issue of Depositary Receipts, to reflect the consolidation, sub-division and/or cancellation of the underlying Deposited Securities or the issue of additional Depositary Receipts to the relevant Holder(s) to reflect the issue of additional Company Securities to the Custodian; and

(ii)	in either case promptly following such consolidation, sub-division and/or cancellation or issue of such Company Securities as the case may be.

(c)	If arrangements are made which allow a Holder to take up any rights in Company Securities requiring further payment from a Holder, such Holder must, if it wishes the Depositary to exercise such rights on its behalf, provide the Depositary with cleared funds before the relevant payment date or such other due date that the Depositary may notify the Holders in respect of such rights. The Depositary will inform the Holder of such arrangement and of the amount of cleared funds needed in order to exercise such rights.

(d)	The Depositary shall cause any rights or entitlements to information, to make choices and elections, and to attend and vote at meetings of shareholders, subject to the other provisions of this Deposit Agreement, to be passed on to the relevant Holder(s) promptly after being received by the Custodian in the form in which they are received by the Custodian together with such amendments and such additional documentation as are received by the Custodian and such additional documentation as the Depositary may deem necessary to effect such passing on.

(e)	Neither the Depositary nor the Custodian will exercise choices, elections or voting rights or otherwise exercise discretion in connection with any distributions or Corporate Actions in the absence of express instructions from the relevant Holder.

(f)	Unless the Depositary notifies the Holder otherwise, any instructions to vote (together with any funds required to be paid in carrying out any such action) must reach the Depositary (in writing) at least five Business Days before the meeting in question or as otherwise advised to the Holder by the Depositary in writing.

(g)	The Depositary may in such circumstances as it considers appropriate, including without limitation in connection with the operation of arrangements for enabling Holders of Depositary Receipts to exercise or direct the exercise of voting rights attaching to Company Securities, and/or to receive information from or relating to the Company provide to the Company or any agent of the Company details of the identity of the Holder and the number or amount of Depositary Receipts held by such Holder on any relevant date.

(h)	The Depositary shall re-allocate any Company Securities or distributions which are allocated to the Custodian and which arise automatically out of any right or entitlement to Deposited Securities to Holders pro-rata to the Deposited Securities held for their respective accounts provided that the Depositary shall not be required to account for any fractions of shares or fractions of one cent arising from such re-allocation.

(i)	The Depositary shall cause any other rights or entitlements to be passed on to Holders in such manner and by such means as the Depositary shall in its reasonable discretion determine

(j)	The Depositary shall, at the Client’s expense, cause any notices, materials, documents or information received from the Client specifically for distribution to Holders to be passed to such Holders in a commercially reasonable time.

Notwithstanding the foregoing, to the extent that the Depositary determines in its discretion that it is not reasonably practicable to pass on any distribution to the Holders or any Holder, as applicable, the Depositary shall promptly notify the relevant Holder(s) in writing and shall endeavor to consult either with the Company (in the event the inability to pass on the distribution applies to all of the Holders) or with the applicable Holders (in the event the inability to pass on the distribution applies only to certain Holders), in each case to the extent such consultation is practicable, and following such notification and (if applicable) consultation the Depositary may (i) sell any securities or other property received in connection with such distribution and pass on the net proceeds of such sales to the Holders or (ii) make such distribution as it so deems practicable, including the distribution of securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holders’ Depositary Receipts (without liability for interest thereon or the investment thereof).

8.4	The Depositary will not be bound by or compelled to recognize or take notice of, nor to see to the carrying out of, any express, implied or constructive trust or other interest in respect of the Deposited Property, or any mortgage, charge, pledge or other claim in favor of any other person (other than rights of the Holders in the Deposited Property pursuant to or in consequence of this Deposit Agreement) in the Deposited Property, even if the Depositary has actual or constructive notice of such trust, interest or claim. A receipt from a Holder (or from a Holder’s personal representatives or nominated transferee in accordance with Section 9) for Depositary Receipts will free the Depositary from responsibility to any such other person in respect of any such interest. The Depositary need not address any notice it receives of the right, title, interest or claim of any other person to an interest in the Deposited Property, except where the interest is conferred by operation of law, but shall forward a copy of any such notice to the Company within a commercially reasonable time.

8.5	If any governmental or administrative authorisation, consent, registration or permit or any report to any governmental or administrative authority is required in order for the Depositary to receive Company Securities to be deposited hereunder and/or for Depositary Receipts representing the same to be issued pursuant to this Deposit Agreement, or in order for Company Securities or other securities or property to be distributed or to be subscribed or acquired in accordance with the provisions prescribed in or pursuant to this Deposit Agreement, subject to the prior consent of the Depositary (which shall not be unreasonably withheld) the prospective Holder shall apply at its own cost for such authorisation, consent, registration, or permit or file such report within the time required. The Depositary may apply reasonable conditions to the provision of its consent. The Depositary shall not be bound to issue or transfer Depositary Receipts or distribute, subscribe or acquire Company Securities or other property if such authorisation, consent, registration, permit or such report required to be obtained or filed in respect thereof has not been obtained or filed, as the case may be, and the Depositary shall have no duties to obtain any such authorisation, consent, registration or permit or to file any such report except in circumstances where the same may only be obtained or filed by the Depositary and only without unreasonable burden or expense for which the Depositary is not pre-paid and/or advanced by the Client in an amount reasonably required by the Depositary.

8.6	Voting; Consents and Proxies.

(a) The Depositary on behalf of the Custodian, the nominee in whose name the Deposited Securities are registered, subject to and in accordance with the constituent documents of the Company hereby appoints each Initial Holder as its proxy and attorney (by means of the form of power of attorney attached as Schedule 5 in respect of the Deposited Securities represented by the Depositary Receipt(s) held by such Initial Holder on the record date fixed by the Company in respect of any meeting or, for purposes of calling a meeting, on the date that notice of such meeting is issued by such Initial Holder, to call, attend, vote and speak at any meeting (or any adjournment thereof) at which holders of Deposited Securities are entitled to vote. Each such proxy and/or power of attorney shall be non-transferable and non-assignable, and no such grant of proxy and/or power of attorney shall confer any right to appoint substitute proxies thereunder. Each Initial Holder shall, for the avoidance of doubt, only be entitled to attend, vote and speak at a meeting described above in respect of each whole (and not fractional) Deposited Security represented by the Depositary Receipts held by such Initial Holder on the applicable record date. The Depositary shall cause the Custodian, the nominee in whose name the Deposited Securities are registered, from time to time to execute (in a commercially reasonable time following request by, and at the expense of, an Initial Holder) such confirmations and documentation of such grant of proxy as may be reasonably required to give effect to the same under the Company’s constitutional documents and Applicable Legislation. The Company represents and warrants that any proxy and/or power of attorney granted pursuant to this Section 8.6(a) will not result in a violation of the laws, rules, or regulations or England and Wales or the Company’s constitutional documents, and each such proxy and/or power of attorney will be given effect under the laws, rules and regulations of England and Wales.

(b) Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of a solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix a record date for the Depositary Receipts (the “Record Date”), which shall be as near as practicable to the record date fixed by the Company) in respect of such meeting or solicitation. Either the Company or the Depositary, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days’ prior to the date of such vote or meeting), shall distribute by mail, or such other means and manner as may be mutually agreed between the Depositary and the Company, at the Company’s expense and provided no legal prohibitions exist: (A) to the Initial Holders and any other Holders of record on the Record Date, such information as is contained in such notice of meeting or in the solicitation materials, and (B) to any Holders of record on the Record Date other than the Initial Holders (i) a statement that each such Holder at the close of business on the Record Date will be entitled, subject to any Applicable Legislation, the Company’s constituent documents and the provisions of or governing the Deposited Securities, to provide voting instructions to the Depositary as to the exercise of the voting rights pertaining to the Deposited Securities represented by their respective Depositary Receipts, and (ii) a brief statement as to the manner in which voting instructions may be given to the Depositary. Upon the actual receipt by the Depositary of the written instructions of a Holder of record on the Record Date (other than an Initial Holder), in the manner and on or before the date established by the Depositary for such purpose, the

Depositary shall endeavor, insofar as practicable and permitted under Applicable Legislation, the provisions of the Company’s constituent documents and the provisions of or governing the Deposited Securities, to cause the Deposited Securities to be voted in accordance with such instructions. Each Holder shall, for the avoidance of doubt, only be entitled provide voting instructions in respect of each whole (and not fractional) Deposited Security represented by the Depositary Receipts held by such Holder on the applicable Record Date.

(c) Neither the Depositary nor the Custodian shall exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Company Securities or other Deposited Securities represented by Depositary Receipts except pursuant to and in accordance with voting instructions from Holders given in accordance with Section 8.6(b). Deposited Securities for which no specific voting instructions are received by the Depositary from the Holder shall not be voted by the Depositary.

8.7	Deposited Securities shall be held by the Custodian on behalf of, and as nominee for, the Depositary for the benefit of Holders of Depositary Receipts (to the extent not prohibited by Applicable Legislation) at such place or places or in such manner as the Depositary shall (acting reasonably) determine.

8.8	Each of the Company, each person depositing Company Securities and to whom Depositary Receipts are to be issued pursuant to this Deposit Agreement, and each Holder (including, without limitation, each Initial Holder), hereby represents and warrants to, and agrees with, each of the other Parties that it is such Party’s intent that beneficial and equitable ownership rights and interests in the Deposited Property underlying any Depositary Receipts held by any Holder will be vested exclusively in the Holders of the Depositary Receipts representing the Deposited Property and no equitable ownership rights or interests in such Deposited Property shall vest with the Depositary or the Custodian.

8.9	Subject to the Depositary’s rights under this Deposit Agreement, including without limitation the right to sell Deposited Property as provided in the relevant sections hereof, the Depositary confirms that the Deposited Property is not reported as an asset of the Depositary on its financial statements.

9.	WITHDRAWAL OF DEPOSITED PROPERTY

9.1	The Holder may request withdrawal of, and the Depositary shall thereupon relinquish, the Deposited Property underlying any Depositary Receipts upon receipt of the relevant Certificate(s) by the Depositary at the specified address of the Depositary or as otherwise agreed and any such additional evidence of the entitlement of the Holder to the relevant Depositary Receipts as the Depositary may reasonably require, accompanied by:

(a)	a duly executed order with a Medallion Signature Guarantee (in a form approved by the Depositary) requesting the Depositary to cause the Deposited Property being withdrawn to be delivered to the specified address of the Custodian, or (at the request, risk and expense of the Holder and only if permitted by Applicable Legislation from time to time) at the specified office of the Depositary or to the person(s) designated in such order or as otherwise agreed;

(b)	the payment of such fees, Taxes, charges and expenses as are required to be paid to the Depositary under this Deposit Agreement; and

(c)	such proof, certificates and representations and warranties as to matters of fact, including, without limitation, as to such person’s identity and such further documents and information as the Depositary may deem reasonably necessary, appropriate or otherwise desirable for the administration or implementation of this Deposit Agreement in accordance with Applicable Legislation.

9.2	Upon the production of such documentation and the making of such payments in accordance with Section 9.1, the Depositary will direct the Custodian, to deliver at the specified office of the Depositary, or to the order in writing of the person(s) designated in the accompanying order:

(a)	evidence of a transfer in respect of the relevant Deposited Property by the Custodian, and accompanied by such instruments of transfer in blank or to the person or persons specified in the order for withdrawal and such other documents, if any, as are required by law for the transfer thereof and as appropriate, evidence of the cancellation of the relevant Depositary Receipts; and

(b)	all other property forming part of the relevant Deposited Property attributable to Depositary Receipts, accompanied, if required by the Articles of Association or Applicable Legislation, by one or more duly executed endorsements or instruments of transfer in respect thereof,

PROVIDED THAT THE DEPOSITARY (AT THE REQUEST, RISK AND EXPENSE OF ANY HOLDER SO SURRENDERING DEPOSITARY RECEIPTS) MAY DELIVER OR CAUSE THE CUSTODIAN TO DELIVER THE ITEMS REFERRED TO IN SECTIONS 9.2(A) AND 9.2(B) AT SUCH OTHER PLACE OR TO SUCH OTHER PERSON AS MAY BE DESIGNATED BY THE SURRENDERING HOLDER IN THE RELEVANT ORDER.

9.3	In respect of such transfer of Deposited Property:

(a)	the Depositary shall be entitled to deliver to the transferee (the “Transferee”), in lieu of the relevant Deposited Securities to which the Transferee is entitled, any securities into which such Deposited Securities have been converted, sub-divided or consolidated, any securities that are substituted by the Company for such Deposited Securities or any proceeds and/or securities received or issued in lieu of such Deposited Securities as a result of any corporate event or transaction of or affecting the Company; and

(b)	without prejudice to the generality of Section 9.3(a), where the Depositary has at the direction of the Holder tendered, exchanged or otherwise conveyed Deposited Securities to a third party pursuant to a tender offer, exchange offer or other transaction, the Depositary shall deliver to the Transferee in question the proceeds and/or securities received in respect of the tendered, exchanged or otherwise conveyed Deposited Securities underlying the Depositary Receipts being withdrawn, in lieu of such Deposited Securities;

in each case as soon as practicable following receipt if the same have not been received by the effective date of the Transfer.

9.4	Notwithstanding any other provisions of this Section 9, the Depositary shall not be required to make arrangements for the transfer of Company Securities during any period when the Share Register or the Depositary Receipt Register is closed.

9.5	Deposited Property shall be delivered by the Depositary to any person only under the circumstances expressly contemplated in this Agreement, and the Depositary shall not be liable to a Holder or a Transferee if, under the terms hereof, any Deposited Property is not or cannot be delivered to or to the order of a Transferee.

9.6	The Holders shall be liable for any reasonable and documented costs (which shall include, but shall not be limited to, any applicable notary fees) incurred in carrying out a transfer of Depositary Receipts and each Holder agrees to indemnify the Depositary for any such costs incurred and the Depositary shall not be obliged to effect any transfer unless it has been provided in cleared funds for such costs to its reasonable satisfaction.

9.7	The Depositary shall only be obliged to deliver Company Securities or other Deposited Property to the extent Company Securities or such other Deposited Property are then held by the Custodian or the Depositary or by their respective agents under this Deposit Agreement.

9.8	Notwithstanding the withdrawal of Deposited Securities under this Section 9, income distributions attributable thereto shall be governed by Section 8.

9.9	Any person requesting cancellation of Depositary Receipts may be required by the Depositary to furnish it with (i) a legal opinion by U.S. legal counsel reasonably acceptable to Computershare to the effect that such Depositary Receipts and the Company Securities represented thereby may be offered and sold without registration under the Securities Act pursuant to an applicable exemption from the registration requirements thereof, and dealing with such other reasonable issues as may be requested by Computershare or (ii) evidence reasonably satisfactory to the Depositary that the offer and sale of such Company Securities has been duly registered pursuant to an effective registration statement under the Securities Act and no stop order suspending the effectiveness of such registration statement has been issued, and to such person’s knowledge no proceedings therefor have been initiated or are pending by the U.S. Securities and Exchange Commission.

9.10	All Certificates surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Certificates so cancelled in accordance with its customary practices or Applicable Legislation.

10.	COMPULSORY WITHDRAWAL

10.1	If it shall come to the notice of the Depositary, or if the Depositary shall have reason to believe, that any Depositary Receipts:

(a)	are owned directly or beneficially by any person in circumstances which, in the reasonable opinion of the Depositary, might result in the Depositary or the Custodian suffering any Losses for which it is not indemnified under this Deposit Agreement, or pecuniary, fiscal or regulatory disadvantage or any other material burden or disadvantage which it might not otherwise have suffered;

(b)	are owned directly or beneficially by, or otherwise for the benefit of, any person in breach of any Applicable Legislation or so as to result in ownership of any Company Securities exceeding any limit under, or otherwise infringing, the Articles of Association of or Applicable Legislation or the terms of issue of Company Securities;

(c)	are owned directly or beneficially by, or otherwise for the benefit of, any person who fails to furnish to the Depositary such proof, certificates and representations and warranties as to matters of fact, including, without limitation, as to such person’s identity, as the Depositary may reasonably require for the administration or implementation of this Deposit Agreement in accordance with Applicable Legislation;

(d)	are held by a Holder who has failed to duly perform within a reasonable time set by the Depositary any material obligation to the Depositary or a Custodian imposed upon him by virtue of this Deposit Agreement or any other agreement to which such Holder and the Depositary are parties or any instrument by which such Holder is bound with respect to Depositary Receipts; or

(e)	are held on behalf of a Holder or Holders representing Company Securities of such value as to require the Depositary or Custodian, under Applicable Legislation, to make a mandatory offer for other Company Securities, then the Holder shall be deemed, at the election of the Depositary to have requested the cancellation of its Depositary Receipts(s) and the withdrawal of the Deposited Securities represented by such Depositary Receipts(s).

10.2	If any regulatory authority refuses to approve the holding by the Depositary or the Custodian of Company Securities at or above a certain level, and requires the Depositary or Custodian to divest itself of some or all of Company Securities held by it, then:

(a)	if reasonably practicable and time permitting, the Depositary will consult with the Company as to what action it proposes to take; and

(b)	a Holder or Holders (as appropriate) will be deemed to have requested the cancellation of their Depositary Receipts and the withdrawal of Company Securities represented by those Depositary Receipts in excess of that level.

In deciding what action to take, the Depositary will start from the presumption that all Holders should have their Depositary Receipts cancelled proportionally, but this presumption may be departed from in any particular case if, in the Depositary’s reasonable view the circumstances make it appropriate to do so.

10.3	On the Holder being deemed to have requested the withdrawal of the Deposited Securities represented by its Depositary Receipts pursuant to Section 10.1 or 10.2, the Depositary shall, in each case, make such arrangements to the extent practicable and permitted by Applicable

Legislation for the delivery of the Deposited Property represented by the Holder’s Depositary Receipts to the Holder as the Depositary shall think fit. Without limitation, the Depositary may:

(a)	arrange for such Depositary Receipts to be cancelled and for the Deposited Property represented thereby to be transferred to such Holder; or

(b)	if transfer to the Holder in accordance with (a) above is not reasonably practicable, liquidate all or part of the Deposited Property and deliver the net proceeds in respect thereof to the Holder.

11	FEES AND EXPENSES PAYABLE BY HOLDERS

11.1	The Depositary shall be entitled to charge Holders in respect of the provision of its services under this Deposit Agreement fees and reasonable expenses incurred by Computershare and not payable by the Company hereunder. Holders will be deemed to be aware of any and all such fees and expenses provided for in this Deposit Agreement. Notwithstanding the foregoing, the Depositary agrees that it shall not charge Holders (i) any Depositary Receipt issuance or cancellation fees, (ii) any cash distribution and/or cash dividend fees or (iii) an annual administrative servicing fee (DSF).

11.2	If any fees, costs, Taxes or charges (including stamp duty and stamp duty reserve tax, except to the extent any such tax is payable as a consequence of the warranties in Section 5.8 being breached, or as a consequence of any of the matters warranted in Section 5.8 not being correct on the date of this Deposit Agreement or ceasing to be correct after the date of this Deposit Agreement other than as a result of changes in Applicable Legislation, in each case in relation to Computershare, the Custodian and/or any Affiliate Assignee who provides Depositary Services) shall become payable by or on behalf of the Custodian or the Depositary with respect to any Depositary Receipts or any part of the Deposited Property, including without limitation the issuance, holding, or transfer thereof, or any income, distribution or capital or other payment arising from any of the foregoing or any proceeds of the sale thereof, without prejudice of the terms of this Deposit Agreement such fees, Taxes or charges shall be paid by the Holder thereof to the Depositary. The Depositary may refuse to effect any registration of Depositary Receipts or any withdrawal of the underlying Deposited Securities until such payment in respect of such fees, Taxes or charges is made. The Depositary may also deduct from any income, distributions or capital or other payment on or in respect of, or arising from, Deposited Securities, or may sell by public or private sale for the benefit of the Holder thereof all or any part of such Deposited Property to the extent necessary to pay such fees, Taxes and/or charges, provided that any such sale shall be made only if such Holder has failed to pay such amounts within 3 business days after the Depositary provides reasonable notice to the Holder of its intent to make the sale, and the Depositary may apply such deduction or the proceeds of any such sale in payment of such fees, Taxes and/or charges. The Holder shall remain liable for any deficiency. Upon any such sale, the Depositary shall, if appropriate, reduce the number of Depositary Receipts evidenced by any Certificate held by such Holder to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such fees, Taxes and/or charges to the Holder. If any governmental, regulatory or court consent needs to be obtained prior to the delivery of the Deposited Property or the net proceeds thereof to the Holder, the Depositary need not obtain any such consent and shall make such arrangements with respect to the Deposited Property or the net proceeds thereof as it shall see fit.

12.	INSTRUCTIONS

12.1	The Client and each Holder acknowledge and agree that Computershare shall be entitled without further verification to accept, execute, rely upon or otherwise act upon any certificate or any written instructions or written information received from the Client or a Holder (or any person who Computershare reasonably believes is acting on behalf of or is otherwise authorized by the Client or a Holder), including any instructions delivered by email or other electronic means, notwithstanding that it may afterwards be discovered that any such certificate, instruction or information:

(a)	was not genuine or was not correct or was forged, not authentic or untrue;

(b)	was not sent with the authority of any person on whose behalf it was expressed to have been sent;

(c)	was not initiated by the relevant person entitled to give it; or

(d)	was in any other way not given in compliance with the requirements of Applicable Legislation.

(c)	The Client and each Holder acknowledge and agree that Computershare will not be required to take any further steps to verify the validity of any certificate, written instruction or other document or the execution of any document received from or on behalf of the Client or a Holder (whether by comparison of signatures or seals or by requiring certification or otherwise). Nothing in this section or elsewhere in this Agreement shall be construed as requiring Computershare to take any action on an oral instruction, which it determines (in its absolute discretion), should be given in writing.

12.2	Holders shall give written instructions to the Depositary in the manner described in this Deposit Agreement, and the Depositary shall not be required to specifically acknowledge such instructions; provided, however, that if the Depositary is unable to process any such instructions it will endeavor insofar as practicable to provide a notice of deficiency to the party which issued the instructions.

13.	INDEMNIFICATION BY THE COMPANY

13.1	Client shall indemnify and hold Computershare and its officers, directors, employees, agents and affiliates, including, without limitation, the Custodian, harmless from and against, and none of them shall be responsible for, any and all Losses arising out of or attributable to, without limitation:

(a)	the performance by Computershare, the Custodian or any of their respective officers, directors, employees, agents and affiliates of any obligations under, or any omission by any of them to act in connection with, this Deposit Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Loss or enforcing this Deposit Agreement, except for any liability of Computershare as set forth in Section 15.2 below;

(b)	any liability of Computershare to pay stamp duty reserve tax or stamp duty (including any interest and/or penalties thereon) resulting from or arising in respect of or otherwise in connection with the issue by Computershare of Depositary Receipts, or the transfer of Company Securities to Computershare or the Custodian (as nominee for Computershare) including without limitation (i) resulting from or arising in respect of or otherwise in connection with any transactions entered into by the Client following such issue, in either case under, or in connection with, this Deposit Agreement, or (ii) resulting from or in respect of or otherwise in connection with the transfer by Computershare of Company Securities to a clearance service under, or in connection with, this Deposit Agreement, or (iii) resulting from any underpayment of stamp duty and/or stamp duty reserve tax (including any interest and/or penalties), whether caused by the Client’s failure to properly calculate the amount of any such tax, and/or the Company’s failure to pay the full and correct amount of any such tax in circumstances where the Client has chosen to provide payment thereof directly to HMRC, and/or the Client’s failure to provide sufficient funds to Computershare for the purpose of paying the full and correct amount of any such tax; provided that the indemnity in this Section 13.1(b) shall not apply to the extent any liability arises as a result of unreasonable delay or default on the part of Computershare or the Custodian in paying to HMRC any funds received from the Client or any Holder expressly for the purpose of paying any stamp duty or stamp duty reserve tax; provided, further, that no such delay or default shall be deemed to occur as a result of a failure to pay any such tax by the due date on which the tax is payable to HMRC to the extent Computershare has not received cleared funds from the Client or Holder (as the case may be) in the full amount of such stamp duty and/or stamp duty reserve tax no later than the fifth Business Day prior to the applicable due date;

(c)	any Loss arising out of or attributable to acts performed or omitted by the Company or any of its officers, directors, employees, agents and affiliates in connection with this Deposit Agreement or the breach hereof;

(d)	any Loss which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), preliminary prospectus (or preliminary placement memorandum) or other offering document relating to the offer or sale of Depositary Receipts, except to the extent any such Loss or Losses arise out of (i) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents or (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading; and

(e)	all costs and expenses reasonably incurred or paid by Computershare in connection with any matter for which a claim may be made by Computershare under this section.

13.2	Amounts which are required to be paid by the Client to Computershare:

(a)	in respect of Section 13.1(b), shall be paid in cleared funds on or before the date which is the later of (i) five Business Days after written demand is received by the Client from Computershare (which shall be sent as promptly as practicable after Computershare receives notice that such taxes are due and) and (ii) the fifth Business Day prior to the date on which the tax in question is payable to HMRC; or

(b)	in respect of Sections 13.1 (a) and Sections 13.1 (c) to (e) (inclusive), shall be paid on demand save that where a good faith dispute arises in relation to the amount due, the amount in dispute need not be paid until resolution of such dispute.

13.3	The indemnity in Section 13.1 shall not include:

(a)	any stamp duty or stamp duty reserve tax payable as a consequence of the warranties in Section 5.8 being breached, or as a consequence of any of the matters warranted in Section 5.8 not being correct on the date of this Deposit Agreement or ceasing to be correct after the date of this Deposit Agreement other than as a result of changes in Applicable Legislation, in each case in relation to Computershare, the Custodian and/or any Affiliate Assignee who provides Depositary Services; or

(b)	Excluded Taxes.

13.4	The Client shall ensure, to the extent within its control, that neither the Client nor any relevant member of the Client’s group holding the Depositary Receipts will under any circumstance make any claim, bring any action or commence any legal proceedings against Computershare under, or in connection with, this Deposit Agreement if or to the extent that any such claim, action or proceedings could not be brought subject to the limitations set forth in Sections 15.2 and 15.21 of this Deposit Agreement;

13.5	If any action or claim is brought against any party entitled to indemnification under Section 13 or Section 14 (the “Indemnified Party”) in respect of which such Indemnified Party seeks an indemnity from the Client under this Section 13 or from any Holder or Holders pursuant to Section 14 (the Client or such Holder(s) being, as applicable, the “Indemnifying Party”) under the provisions of this Deposit Agreement, the Indemnified Party shall, as soon as reasonably practicable, notify the Indemnifying Party in writing of such action or claim (provided that the failure to make such notification shall not affect such Indemnified Party’s rights to indemnification except to the extent the Indemnifying Party is materially prejudiced by such failure) and the Indemnifying Party shall be entitled to assume the defense of such action or claim. All costs, charges, reasonable fees and expenses in respect of such action or claim (whether or not the Indemnifying Party assumes control of the defense) shall be borne by the Indemnifying Party and, to the extent incurred by the Indemnified Party, shall be reimbursed by the Indemnifying Party to the Indemnified Party on demand.

13.6	If a payment is made by the Client to an Indemnified Party (i) in respect of stamp duty and/or stamp duty reserve tax, or (ii) pursuant to Section 5.6 in respect of Taxes due on fees or other sums paid by the Client or (iii) pursuant to Section 5.7 in respect of Transaction Taxes, or (iv) pursuant to Section 13.1 in respect of any Taxes of the type described in clauses (i) through (iii) of this Section 13.6, and in any such case the Indemnified Party subsequently obtains a total or partial refund of the relevant Taxes from a Tax Authority, the Indemnified Party shall, as soon as reasonably practicable, give notice of this fact to the Client and reimburse to the Client the amount of the refund actually received by the Indemnified Party from the Tax Authority, after deduction of all fees, costs and expenses incurred by the Indemnified Party in connection with obtaining such refund; provided, however, that nothing in this Section 13.6 shall cause any Indemnified Party to be subject to any obligation whatsoever to apply for or otherwise seek or obtain a refund of any Taxes.

13.7	No Indemnified Party shall be entitled to be indemnified in respect of any Loss under this Section 13 to the extent that such Indemnified Party has already received full and complete indemnification for the same Loss under Section 14 of this Deposit Agreement; provided however, that nothing in this Section 13.6 shall obligate the Depositary to seek indemnification under Section 14 prior to asserting a claim for indemnification against the Company under this Section 13.

13.8	The obligations set forth in this Section 13 shall survive the termination of this Deposit Agreement and the succession or substitution of any Indemnified Party.

14.	INDEMNIFICATION BY HOLDERS

14.1	Without limiting the rights of the Depositary and the Custodian, and each of their respective agents, directors, officers, employees and affiliates to indemnification from the Client, each Holder shall be required to accept liability for and shall be bound to indemnify the Depositary and the Custodian and their respective agents, directors, officers, employees and affiliates and hold each of them harmless from and against, and shall reimburse each of them for, any and all Losses, arising from or incurred in connection with, or arising from (a) any act performed in accordance with or for the purposes of or otherwise related to, this Deposit Agreement insofar as they relate to Deposited Property held for the benefit of, or Depositary Receipts held by, that Holder, including, without limitation, payment of applicable stamp duty reserve tax (or stamp duty) in accordance with this Deposit Agreement, and (b) any breach by that Holder of any of the representations or warranties made or deemed to be made by it in connection with its deposit of Company Securities hereunder, except for:

(a)	Losses caused by or resulting from (i) any criminal fraud, willful misconduct or gross negligence of the Depositary or (ii) the Custodian’s criminal fraud, gross negligence or willful misconduct in the provision of custodial services to the Depositary (as determined under the laws of the jurisdiction in which the Custodian is located); and

(b)	any stamp duty or stamp duty reserve tax payable as a consequence of the warranties in Section 5.8 being breached, or as a consequence of any of the matters warranted in Section 5.8 not being correct on the date of this Deposit Agreement or ceasing to be correct after the date of this Deposit Agreement other than as a result of changes in Applicable Legislation, in each case in relation to Computershare or the Custodian or in relation to any assignee, transferee, sub-contractor or other alternate, replacement or agent of any of them who provides the Depositary Services or Custody Services (as applicable); and

(c)	any Excluded Taxes.

14.2	If (a) any amount becomes due and payable by such Holder to the Depositary under Section 14.1 with respect to any Taxes included in Losses, and such Holder or the Client does not pay such amount in cleared funds to the Depositary promptly (and in no event later than the Business Day before the date any such Taxes are due and payable) after receipt of written notice from Computershare (which shall be sent promptly as practicable after Computershare receives notice of such taxes being due and payable) or (b) any amount becomes due and payable by such Holder to the Depositary under Section 14.1 with respect to any indemnification payments other than for the matters described in clause (a) above within 15 Business Days after receipt of written notice from Computershare, then the Depositary shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom (and may delay any pending disbursement of such amounts for such time period to see if such Holder makes payment thereof to the Depositary) or may sell in an arms-length transaction such Deposited Securities solely to the extent necessary to discharge the obligations of such Holder under Section 14.1; provided that, in the case of clause (b), if there is a good faith dispute in relation to the amount due, the amount in dispute shall not be due and payable until resolution of such dispute.

14.3	No Indemnified Party shall be entitled to be indemnified in respect of any Loss under this Section 14 to the extent that such Indemnified Party has already received full and complete indemnification for the same Loss under Section 13 of this Deposit Agreement; provided however, that nothing in this Section 14.3 shall obligate the Depositary to seek indemnification under Section 13 prior to asserting a claim for indemnification against a Holder under this Section 14.

14.4	The obligations of each Holder under this Section 14 shall survive any termination of this Agreement in whole or in part and any resignation or replacement of the Depositary and any Custodian.

14.5	Should any amount paid or payable under this Deposit Agreement by a Holder be itself subject to tax in the hands of the recipient (other than on fees payable to the recipient) or be required by Applicable Legislation to be paid under any deduction or withholding, the relevant Holder(s) will be required to pay such sums as will after any such tax, deduction or withholding leave the recipient with the same amount as it would have received if no such tax had been payable and no deduction or withholding had been made and such payments and adjustments shall be made as may be necessary to give effect to this Section 14.5.

14.6	If a payment is made by a Holder to an Indemnified Party (i) in respect of stamp duty and/or stamp duty reserve tax, or (ii) pursuant to Section 6.3 in respect of Taxes due on Fees paid by the Holder on behalf of the Client, or (iii) pursuant to Section 14.1 in respect of any Taxes of the type described in clauses (i) or (ii) of this Section 14.6, and the Indemnified Party subsequently obtains a total or partial refund of the relevant Taxes from a Tax Authority, the Indemnified Party shall, as soon as reasonably practicable, give notice of this fact to the Holder and reimburse to the Holder the amount of the refund actually received by the Indemnified Party from the Tax Authority, after deduction of all fees, costs and expenses incurred by the Indemnified Party in connection with obtaining such refund; provided, however, that nothing in this Section 14.6 shall cause any Indemnified Party to be subject to any obligation whatsoever to apply for or otherwise seek or obtain a refund of any Taxes.

15.	LIMITATION OF LIABILITY

15.1	Notwithstanding any other provision of this Deposit Agreement or the Depositary Receipts to the contrary, none of the Depositary, the Custodian, the Client, any Initial Holder nor any of their respective agents shall be liable under this Deposit Agreement for any incidental, indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) of any nature whatsoever, including but not limited to lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, even if apprised of the possibility of such damages, provided that to the extent any indirect, punitive, special or consequential damages arise from or out of a claim brought by an unaffiliated third party against the Depositary, the Custodian, or their respective agents, such party shall be entitled to full indemnification hereunder for all such damages.

15.2	The Depositary shall not incur any liability to the Client, any Holder, or any other person for any Losses suffered or incurred by the Client, such Holder or other person arising out of or in connection with the performance or non-performance of the Depositary’s obligations or duties arising under any provisions of this Deposit Agreement, or otherwise, except to the extent that such Losses are determined by a court of competent jurisdiction to have directly resulted from the Depositary’s criminal fraud, gross negligence or willful misconduct, in which case the combined maximum liability of the Depositary to all Holders and the Client, shall not exceed the amounts paid hereunder by Client to Computershare pursuant to subsections (b) and (c) of Section 1 of Schedule 3 to this Deposit Agreement during the twelve months immediately preceding the event, act or omission for which recovery from Computershare is being sought. Except to the extent expressly provided in the preceding sentence, (i) each of the Client and the Holders release the Depositary from any and all liability in connection with or arising out of this Deposit Agreement or the transactions contemplated hereby and (ii) the Client and the Holders agree that they will not under any circumstance make any claim, bring any action or commence any legal proceedings against the Depositary under, or in connection with, this Deposit Agreement. The Depositary shall not incur any liability as a result of any act or omission to act on the part of any Custodian unless the Custodian has committed fraud or willful misconduct in the provision of custodian services to the Depositary.

15.3	Subject to the provisions of this Deposit Agreement, the Depositary and its agents shall not incur any liability to the Company, any Holder or to any other person if, by reason of:

(a)	any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the United Kingdom or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or by reason of the interpretation thereof by a governmental or regulatory authority or any securities exchange or market or automated quotation system;

(b)	the Articles of Association of the Company of the provisions of or governing the Company Securities;

(c)	any act or omission of the Company in contravention of this Deposit Agreement;

(d)	any computer failure or breakdown outside the direct and immediate control of the Depositary; or

(e)	any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, lockout, riot, civil unrest, revolutions, rebellions, explosions, epidemics, governmental regulations, communication line failures, power failure, earthquake or other disaster or any circumstance beyond the direct and immediate control of the Depositary, the performance by the Depositary or any other person of any act or thing which is required or permitted or contemplated to be done or performed by or pursuant to this Deposit Agreement shall be prevented or delayed, or would cause any of them to be subject to any civil or criminal penalty, or would be required to be effected in some manner or to an extent which is different in any respect from that provided for or contemplated by this Deposit Agreement.

15.4	If and to the extent that by virtue of laws of any jurisdiction outside England and Wales, or the application or operation of those laws in any particular event or circumstance, or by virtue of the provisions of the Articles of Association of the Company or the application or operation of those provisions in any particular event or circumstance, the Depositary or the Custodian does not acquire unconditional and absolute title or right to any Deposited Property, or acquires a title or right to any Deposited Property which is in any manner encumbered or defective or liable to be displaced or avoided, or where as a result of an event or circumstance beyond the Depositary’s reasonable control the Deposited Property is reduced or depleted or the Depositary does not hold sufficient Company Securities to cover Depositary Receipts in issue, neither the Depositary nor the Custodian shall be in any way liable to the Company or to any Holder or any other person by reason thereof; but in any such case the Depositary shall be entitled to take or cause to be taken such action as shall in its opinion be reasonable or appropriate, including without limitation the cancellation without compensation of Depositary Receipts of any Holder(s) determined by the Depositary whether or not such Holder(s) are in any way responsible for the relevant event or circumstance, provided that the Depositary shall promptly notify such Holder(s) following any such cancellation; and each Holder agrees that, by acquiring and holding Depositary Receipts representing Company Securities by means of the arrangements contemplated by this Deposit Agreement, such Holder accepts the risk that by virtue of such laws or terms and conditions, or the application or operation thereof or any such event or circumstance the interest in any relevant Deposited Property may not be entire, complete and unimpeachable.

15.5	If the Depositary becomes entitled to take or cause to be taken action in accordance with Section 15.4 above, it will in its sole discretion consider whether it may directly or indirectly transfer or make available to any Holder adversely affected, in whole or in part, the benefit of any rights, claims or other assets which may be available to the Depositary and which pertain to the matter(s) giving rise to the relevant event or circumstance.

15.6	The Depositary may rely on, and shall not be liable for any Loss suffered by any Holder or any other person by reason of its having accepted (or the Custodian or the Company or its agents having accepted) as valid and having relied upon any written notice, request, direction, transfer, certificate for Company Securities (or other securities), electronic communication or any other document or any translation thereof or communication reasonably believed by it in good faith to be genuine notwithstanding that the same shall have been forged or shall not be genuine or accurate or shall not have been duly authorized or delivered.

15.7	The Depositary may act, or take no action, on the advice or opinion of, or in reliance upon, any advice, opinion, certificate or information obtained from, the Company or any reputable lawyer, valuer, accountant, banker, broker, information provider, settlement system operator, registrar or other expert whether obtained by the Company, the Depositary or otherwise, or any person presenting Company Securities for deposit, any Holder, or any other person, believed by the Depositary in good faith to be competent to give such advice, opinion, certificate or information, and shall not except where any such person is a member of the same group of companies as the Depositary be responsible or liable to any Holder or any other person for any Losses occasioned by so acting or refraining from acting or relying on information from persons depositing Company Securities or otherwise entitled to the issue of Depositary Receipts. Any such advice, opinion, certificate or information may be sent or obtained by letter, telex, facsimile transmission, e-mail, or other electronic communication and the Depositary shall not be liable for acting or refraining from acting on any such advice, opinion, certificate or information notwithstanding that the same shall have been forged or shall not be genuine or accurate.

15.8	The Depositary may call for and shall be permitted to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate, letter or other written communication, purporting to be signed on behalf of the Company by a director of the Company or by a person duly authorized in writing by a director of the Company or such other certificate from any such person as is specified in Section 15.7 above which the Depositary reasonably considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible to any Holder or any other person for any Loss or Liability that may be occasioned by the Depositary acting on such certificate, except to the extent that the Depositary commits willful misconduct in carrying out such actions.

15.9

The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of any of its obligations, including, without limitation, those arising under or in connection with Applicable Legislation, or any contract or instrument to which the Company is a party or by which it or any of its assets is bound. The

Depositary makes no representation or recommendation to any person regarding the financial condition of the Company or the advisability of acquiring Depositary Receipts or Company Securities or other property or as to the type or character or suitability thereof and takes no responsibility for the operations of the Company or the effect thereof on the value of the relevant Company Securities or Depositary Receipts or any rights derived therefrom.

15.10	The Depositary and the Custodian may engage or be interested in any financial or other business transactions with the Company or any other member of any group of which the Company is a member or in relation to the Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time acquire, hold, be interested in or deal with Company Securities and/or Depositary Receipts for their own account or for the account of any other person and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by them otherwise than in the capacity of Depositary or Custodian (as the case may be) in relation to matters arising under this Deposit Agreement (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to the Holders or any other person for any profit arising therefrom.

15.11	The Depositary shall use commercially reasonable efforts through arms-length transactions to effect any sale of securities or other property or transferable right or any conversion of currency as is referred to or contemplated by this Deposit Agreement in accordance with its normal practices and procedures and subject to the terms of this Deposit Agreement but shall have no liability with respect to the financial or other terms of such sale or conversion effected through arms-length transactions, the timing thereof, or any delay in action or omission to act, or for any error or delay in action, omission to act, default or negligence on the part of the party retained in connection with any such sale or conversion, or if the effecting of such sale or conversion shall not be reasonably practicable.

15.12	The Depositary shall have no responsibility whatsoever to any Holder or any other person as regards any deficiency which might arise because the Depositary is subject to or accountable for any Tax in respect of any or any part of the Deposited Property or any income, distribution or capital or other payment arising therefrom or any proceeds of the sale thereof.

15.13	Without prejudice to any other powers that the Depositary may have under this Deposit Agreement, the Depositary shall, after providing the Client (at the Client’s expense) with copies of all proposed agreements or undertakings and consulting with the Client if practicable, be entitled to enter into such agreement with or give such undertakings required by Applicable Legislation to any relevant taxation authority concerning the taxation status of the transactions effected pursuant to this Deposit Agreement and to do all such things as may be reasonably required under the terms of any such agreements or undertakings. After entering into any such agreement or undertaking, the Depositary will, to the extent it is not prohibited from doing so under Applicable Legislation or the terms of such agreement or undertaking, provide a copy thereof to the Client at its reasonable request in connection with any claim for indemnification brought against the Company under this Deposit Agreement.

15.14	No provision of this Deposit Agreement shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, except to the extent a liability arises directly from the Depositary’s criminal fraud, gross negligence or willful misconduct. If, notwithstanding this provision, the Depositary reasonably does so, it shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required to account for any loss, expenditure or liability suffered by the Depositary in respect thereof.

15.15	All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from Holders or their agents will be delivered to or sent to or from them at their own risk.

15.16	The Depositary and its agents shall incur no liability (a) by reason of any exercise or failure to exercise any discretion given it in this Deposit Agreement; (b) for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system; or (c) in connection with or arising from, the insolvency of any Custodian that is not an affiliate of the Depositary. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any Depositary Receipts about the requirements of the law of England and Wales, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, unless such failure arises from the Depositary’s criminal fraud, gross negligence or willful misconduct, or for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. Notwithstanding anything to the contrary set forth in this Deposit Agreement, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with this Deposit Agreement, any Holder or Holders, any Depositary Receipt or Depositary Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation Applicable Legislation, administrative or judicial process, banking, securities or other regulators.

15.17

The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders on account of their ownership of the Depositary Receipts. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for the content of any information from the Company and (to the extent the Company has appointed one) the Share Registrar relating to cash distributions, Corporate Actions, forthcoming meetings of the holders of those securities and other matters having a bearing on the rights of persons holding Depositary Receipts representing Company Securities, or for the time at which any such information is available or the timing of the delivery of such information to the Depositary, the Custodian or its nominee. The Depositary shall not incur any liability for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement, or for the failure or timeliness of any notice from the Company. The Depositary shall not be liable for any acts or omissions made by any Successor Depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

15.18	The Depositary shall not be required hereunder to comply with the laws or regulations of any country other than the U.S. or any political subdivision thereof. The Depositary may consult with foreign counsel, at the Company’s expense, to resolve any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction.

15.19	The Depositary, Custodian or any affiliated companies or associates of each may act as agent for, provide banking, depository, custodian and other services to, and generally engage in any kind of business with, others (including without limitation issuers of securities, money market instruments or other property purchased for and on behalf of the Depositary) to the same extent as if the Depositary and/or Custodian were not a party to these arrangements. Nothing in this Deposit Agreement shall be deemed to restrict the right of the Depositary, the Custodian or the affiliated companies or associates of each to perform such services for any other person or entity; the performance of such services for others and the receipt of any fees, or other compensation in relation to such service, business or activity will not be deemed to violate the terms of this Deposit Agreement or give rise to any duty or obligation not specifically undertaken by the Depositary or Custodian under this Deposit Agreement;

15.20	The Depositary shall not be under any duty to bring legal proceedings against the Company on behalf of a Holder, and shall have no obligation to appear in, prosecute or defend any other action, suit or other proceeding in respect of any Deposited Securities or the Depositary Receipts; and if the Depositary agrees to so act, it shall do so only if fully indemnified by the Holder or the Company.

15.21	Notwithstanding anything herein to the contrary, Computershare shall on no account be liable to the Client or any Holder in respect of any claim under this Deposit Agreement, unless written notice of the claim has been given to Computershare by or on behalf of the Client or any Holder (as the case may be) on or before the date which is 36 months after the date on which the Client became aware of the specific act, fact, circumstance or event which gave rise to the claim, or if earlier, the date on which it ought reasonably (having regard to all the circumstances) to have become so aware, provided that any failure by the Client or a Holder to provide notice on a timely basis in accordance with this Section 15.21 shall not preclude such party from bringing a claim against Computershare hereunder to the extent such party can establish that such delay did not result in actual prejudice to Computershare or to its ability to effectively defend the claim.

16.	CUSTODIAN; AGENTS OF THE DEPOSITARY

16.1	The Depositary shall appoint the Custodian for the purpose of providing the Custody Services on the Commencement Date. The Custodian shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Depositary shall not be responsible for the actions or omissions of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary reserves the right, following prior consultation with the Client if practicable, to replace or remove the Custodian and to appoint additional custodians, provided, in each case, that such custodian’s business is exclusively that of holding “relevant securities” (as defined in section 69(3) of the Finance Act) and “chargeable securities” (as defined in section 99 of the Finance Act) (i) as nominee or agent for a person whose business is or includes issuing depositary receipts for the purposes of sections 67(6), 72A(2)(a), 93(3) and 97B(2)(a) of the Finance Act, and (ii) for the purposes of such part of the business of the person referred to in (i) as consists of issuing “depositary receipts” for “relevant securities” and for “chargeable securities” for the purposes of sections 67(6), 72A(2)(a), 93(3) and 97B(2)(a) of the Finance Act.

16.2	All funds received by Depositary hereunder on behalf of Holders or the Client (“Funds”) may be held by the Depositary or one or more agents of the Depositary (which agents may be affiliates of the Depositary) and deposited in one or more bank accounts to be maintained by the Depositary in its name, which account(s) may be unsegregated. Until paid or distributed pursuant to this Agreement, the Depositary may hold or invest the Funds through such accounts in: (a) obligations of, or guaranteed by, the United States of America; (b) commercial paper obligations rated A-1 or P-1 or better by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (c) AAA rated money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940; or (d) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Depositary, the Custodian and their respective agents shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by the Depositary or its agent(s) in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Depositary or its agent(s) may from time to time receive interest, dividends or other earnings in connection with such deposits or investments, all of which shall be solely for the account of the Depositary. Neither the Depositary, the Custodian nor any other agent of the Depositary shall be obligated to pay such interest, dividends or earnings to Company, any Holder or any other party. The Depositary and the Custodian may, directly or through one or more agents, hold Holders’ money entitlements in bank accounts, pursuant to this Section 16.2, on a pooled basis pending distribution and the relevant bank may be entitled to combine funds held in a bank account with any other account of the Depositary or the Custodian or their respective agents.

16.3	The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it and, solely to the extent the Depositary did not act in good faith in the appointment or continued use thereof, shall be responsible for the performance of such agents as if the Depositary had performed such actions itself.

17.	RESIGNATION AND/OR REMOVAL OF THE DEPOSITARY

17.1	The Depositary may resign as Depositary:

(a)	by giving at least 120 days’ prior notice in writing to that effect to the Client; or

(b)	on the termination of this Deposit Agreement.

17.2	The resignation of the Depositary shall take effect on the date specified in such notice if notice has been given in accordance with Section 17.1(a) or on the effective date of the termination of this Deposit Agreement.

17.3	The Depositary may be removed by the Client and the Initial Holders (or the Client if there are no Initial Holders) upon 120 days’ prior notice in writing to that effect to the Depositary.

17.4	In the event of a resignation pursuant to sub-paragraph (a) of Section 17.1 or removal pursuant to Section 17.3, the Depositary undertakes to provide reasonable cooperation and assistance to the Client in connection with the Client’s efforts to appoint a successor depositary (the Successor Depositary), and in particular to provide reasonable cooperation and assistance in connection with the Client’s efforts to appoint a Successor Depositary whose business is or includes issuing “depositary receipts” for “relevant securities” (within the meaning of section 69 of the Finance Act) and “depositary receipts” for “chargeable securities” (within the meaning of sections 94 and 99 of the Finance Act) for the purposes of sections 67(6) and 93(2) of the Finance Act, which undertaking will have effect following the giving of notice of resignation or removal, as applicable. Upon any such appointment and acceptance, notice thereof shall be given by or for the Client to the Holders as soon as reasonably practicable.

17.5	Upon the resignation or removal of the Depositary (referred to as the “Retiring Depositary”) and the appointment of a Successor Depositary, and against payment of all sums due to the Retiring Depositary under this Deposit Agreement, the Depositary shall deliver to the Successor Depositary sufficient information and records to enable the Successor Depositary to efficiently perform its obligations under this Deposit Agreement and shall transfer to the Successor Depositary or to a custodian appointed by the Successor Depositary all Deposited Property held by the Retiring Depositary hereunder. Upon the date when such resignation or removal takes effect, the Retiring Depositary shall cause the Custodian to transfer to the Successor Depositary or to a custodian appointed by the Successor Depositary the Deposited Property held by the Custodian pursuant to this Deposit Agreement.

18.	TERMINATION

18.1	This Deposit Agreement may be terminated:

(a)	by either the Client and the Initial Holders (acting jointly) (or, if there are no Initial Holders, then the Client), on the one hand, or Computershare, on the other hand, by notice in writing to the other party and to all Holders if, (i) in respect of a termination by Computershare, the Client, and (ii) in respect of a termination by the Client and the Initial Holders (or if there are no Initial Holders, the Client), Computershare:

(i)	shall be in material breach of any term of this Deposit Agreement and shall not have remedied such breach (if capable of being remedied) within 30 days of receiving written notice of such breach and a request for such remedy;

(ii)	goes into insolvency or liquidation (not being a members’ voluntary winding up) or administration or a receiver is appointed over any part of its undertaking or assets provided that any arrangement, appointment or order in relation to such insolvency or liquidation, administration or receivership is not stayed, revoked, withdrawn or rescinded (as the case may be), within the period of 30 days immediately following the first day of such insolvency or liquidation; or

(iii)	shall cease to have the appropriate authorizations that permit it lawfully to perform its obligations envisaged by this Deposit Agreement at any time.

(b)	by Computershare (i) at any time in which it ceases to act as transfer agent for the Company Securities or (ii) if the Client undertakes a Corporate Action relating to or affecting the share capital of the Client and relating to the Deposited Securities and provides notice of the Corporate Action to Computershare in accordance with Section 4.5(a) of this Deposit Agreement and Computershare, acting reasonably, considers that (x) such Corporate Action will, or is likely to, materially adversely affect its legal, tax or regulatory position or (y) one or more of the conditions set by Computershare pursuant to Section 4.5(b) hereof has not been met.

18.2	In addition, Computershare may terminate this Deposit Agreement:

(a)	by giving 60 days’ prior notice to that effect to the Company and Holders; or

(b)	at any time upon written notice to the Client if there shall be no Depositary Receipts outstanding.

18.3	Any termination of this Deposit Agreement shall be without prejudice to any other rights, defenses or remedies a party may be entitled to under this Deposit Agreement or at law and shall not affect any accrued rights or liabilities of any of the Parties nor the coming into or continuance in force of any provision which is expressly or by implication intended to come into or continue in force on or after such termination. Upon any resignation by Computershare other than pursuant to Section 18.1, Computershare shall, at the Client’s expense and where practicable, provide reasonable cooperation and assistance in transferring the deposited property to an alternative depositary to act as a successor depositary, if so requested by the Client.

18.4	All provisions regarding indemnification, taxes, warranty, liability and limits thereon, the scope of the Depositary’s duties and/or obligations and limitations thereon, compensation and expenses, confidentiality and protection of proprietary rights and trade secrets, termination of this Agreement and the consequences thereof, and governing law and submission to jurisdiction, shall survive the termination or expiration of this Deposit Agreement.

19.	CONSEQUENCES OF TERMINATION

19.1	Upon the termination of this Deposit Agreement if any amount is payable by the Client to Computershare, the Client shall pay such amount in accordance with the terms of this Deposit Agreement.

19.2	If any Depositary Receipts remain outstanding after the date of termination of this Deposit Agreement or of the Depositary Receipts or any series thereof, the Depositary shall as soon as reasonably practicable:

(a)	deliver without unreasonable delay the Deposited Property then held by it under this Deposit Agreement in respect of the Depositary Receipts (or the applicable series of Depositary Receipts) to the respective Holder, subject to such Holder’s surrender of its Depositary Receipts for cancellation and compliance with the requirements of this Deposit Agreement; or

(b)	after ninety (90) days from the date of termination of this Deposit Agreement, if delivery to the Holder in accordance with (a) above is not reasonably practicable sell (provided that prior to such sale, the Depositary has consulted with such Holder with respect to such delivery and potential sale) through an arms-length transaction, all or part of the Deposited Property; and

(c)	after the date of termination, the Depositary shall not register transfers of the relevant Depositary Receipts, pass on dividends or distributions or take any other action in respect of such Deposited Property, except that it shall, hold the net proceeds of any such sale, after deducting any sums then due to the Depositary, together with any other cash then held by it under this Deposit Agreement, without liability for interest, for the pro rata benefit of Holders who have not theretofore surrendered their Depositary Receipts. After any sale in accordance with this Section 19.2, the Depositary shall be discharged from all obligations under this Deposit Agreement and the Depositary Receipts, except its obligation to account to the Holders for such net proceeds and other cash comprising the Deposited Property without interest. For the avoidance of doubt, any obligations of a Holder to make payments to the Depositary shall survive any termination of this Deposit Agreement or the Depositary Receipts.

19.3	Upon the later of (i) the termination of this Deposit Agreement or (ii) the date of the resignation of Computershare as depositary pursuant to Section 17, in the latter case upon the appointment of a Successor Depositary if applicable, Computershare shall, without unreasonable delay and at the cost of the Client, deliver to the Client (or as it may reasonably direct), all documents, papers and other records relating to the Depositary Receipt Register in its or the Custodian’s possession which are the property of the Client but, for the avoidance of doubt, Computershare shall be entitled to retain copies solely for the purposes of compliance with applicable regulatory reporting requirements and internal recordkeeping procedures.

19.4	Subject to Section 19.5, should this Deposit Agreement be terminated for any reason where the Client has nominated any replacement depositary to hold the Deposited Securities, Computershare shall, on the request of the Client, resign in favor of such replacement depositary in accordance with the terms of this Deposit Agreement within 21 days’ of the termination of this Deposit Agreement.

19.5	Other than arising from Computershare’s criminal fraud, bad faith, gross negligence, or willful misconduct, the Client shall, within 30 days’ of termination or resignation, pay to Computershare, Computershare’s reasonable costs and expenses, including but not limited to legal fees, incurred as a result of any action taken by Computershare under Section 19.1 or 19.4, or as a consequence of such action.

20	AMENDMENT

20.1	All and any of the provisions of this Deposit Agreement (other than this Section) may at any time and from time to time be amended or supplemented by the Depositary and the Client. Any such amendment or supplement must be in writing and signed by the Depositary and the Client. Each Initial Holder, by signing this Deposit Agreement, agrees to be bound by any such amendment or supplement which is adopted in accordance with this Section 20.1 and Section 20.2.

20.2	Written notice of any amendment or supplement (i) that does not in the reasonable opinion of the Depositary materially affect the interests of the Holders of Depositary Receipts shall become effective on enactment and (ii) that in the reasonable opinion of the Depositary materially affects the interests of the Holders of Depositary Receipts concerned, shall be given by or for the Depositary to the Holders 14 days’ prior to the amendment or supplement taking effect. Every Holder of Depositary Receipts at the time any such amendment or supplement so becomes effective shall be deemed, by continuing to hold such Depositary Receipts, to consent and agree to such amendment or supplement and to be bound by this Deposit Agreement as amended or supplemented thereby. Notwithstanding the foregoing, in circumstances where such an amendment or supplement is required for compliance with any Applicable Legislation, the Depositary may amend or supplement this Deposit Agreement as necessary to ensure compliance with such Applicable Legislation. Such amendment or supplement to this Deposit Agreement in such circumstances shall not require the consent of the Client and may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance, provided that notice shall be given by or for the Depositary to the Client and the Holders as soon as practicable after the Depositary is made aware that such amendment or supplement is required.

20.3	The Depositary shall not be obliged to have regard to the consequences for the Holders of any proposed amendment or supplement to this Deposit Agreement or the exercise of any power conferred on the Depositary by this Deposit Agreement except in each case to the extent expressly provided in this Deposit Agreement.

21	FURTHER ACKNOWLEDGMENTS

The Holders shall be required and be bound to acknowledge and agree with the Depositary that the Holder shall not cause or endeavor to cause the Depositary, the Custodian or its nominee to make or assert any right or claim whatsoever against the Company or its officers; provided that nothing herein shall prohibit any Holder from making or exercising such right or claim itself.

22	DISCLOSURE OF OWNERSHIP

22.1	The Depositary may from time to time require from any Holder or former or prospective Holder:

(a)	information as to the capacity in which such Holder owns or owned Depositary Receipts and regarding the identity of any other persons then or previously interested in such Depositary Receipts and the nature of such interests; and

(b)	evidence or declaration of nationality or residence of the legal or beneficial owner(s) of Depositary Receipts registered or to be registered in its name and such information as is required for the transfer of the relevant Company Securities to the Holder, and such other information as may be reasonably necessary or desirable for the purposes of this Deposit Agreement or any other agreement or arrangement with the Depositary to which a Holder is party or by which a Holder is bound. Each Holder agrees to provide any such information as is reasonably requested by the Company or is requested by the Depositary and consents to the disclosure of such information by the Depositary or Custodian to the extent the Depositary or Custodian, acting reasonably, considers it necessary to comply with their respective legal or regulatory obligations under Applicable Legislation.

22.2	To the extent that provisions of or governing any Company Securities, the Articles of Association or Applicable Legislation may require the disclosure to the Company of, or limitations in relation to, beneficial or other ownership of Company Securities or other securities, the Holders of Depositary Receipts shall comply with the Company’s instructions in respect of such disclosure or limitation, as may be forwarded to them from time to time. Holders shall comply with all such disclosure requirements of the Company from time to time and hereby authorize the Depositary to make any such required disclosures although the Depositary is not under any obligation to make any such required disclosures on behalf of the Holders.

22.3	The Depositary and the Custodian may disclose information concerning the Holders, the Company, Company Securities and (if different) the Deposited Property, to its affiliated companies and associates and to sub-custodians and other third party providers of services as may be necessary in connection with its performance of the arrangements described in this Deposit Agreement (including, without limitation, the respective lawyers and accountants for the Depositary and the Custodian).

22.4	Nothing in this Deposit Agreement shall require the Depositary or the Custodian to disclose sensitive information to a Holder, and neither the Depositary nor the Custodian shall be liable to any Holder in respect of Losses incurred in connection with any failure to disclose sensitive information. For the purpose of this Section, sensitive information shall mean any information:

(A)	that the Depositary or the Custodian receives from the Company (or any person acting on the Company’s behalf) under any obligation of confidence; or

(B)	the disclosure of which in the Depositary’s or the Custodian’s reasonable opinion might amount to a breach of Applicable Legislation or the rules of any market on which Company Securities are listed or traded.

23.	AGREEMENT NOT EXCLUSIVE

Computershare may act as depositary, custodian or registrar for any other party on such terms as it sees fit and shall not be under any duty to disclose to the Client any matter of which it may become aware in the performance of such duties or of which it may become aware in any capacity other than in providing the Services under this Deposit Agreement.

24.	NOTICES

Any notice or communication by Computershare or Client to the other pursuant to this Deposit Agreement, and any notice or communication to any Holder, is duly given if in writing and delivered in person or sent by overnight delivery service or first class mail, postage prepaid, or by e-mail or other electronic communication (such contact details to be agreed by the party to be notified) when received in a legible form, to the other’s address:

If to Client:

Cushman & Wakefield

225r West Wacker Drive, Suite 3000

Chicago, Illinois 60606

Attn: Harry Hsing

with a copy (which copy shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton

One Liberty Plaza

New York, New York 10006

Attention: Jeffrey Karpf

If to Computershare:

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attn: General Counsel

If to FTL 1:

2nd Floor, The Le Galais Building

54 Bath Street

St Helier

Jersey JE1 1FW

Attn: Mark Andrews

If to FTL 2:

2nd Floor, The Le Galais Building

54 Bath Street

St Helier

Jersey JE1 1FW

Attn: Mark Andrews

If to any other Holder:

At the address set out in the Depositary Receipt Register.

Any alteration in the details of a party entitled to receive notice hereunder shall, to have effect, be notified to the other parties in accordance with this Section.

25.	COPIES OF DEPOSIT AGREEMENT

A Holder shall be entitled to one copy of this Deposit Agreement upon payment of a reasonable copying charge upon written request made to the Depositary.

26.	FORCE MAJEURE

26.1	Neither the Depositary nor the Client shall be responsible to the other or to the Holders for delays or failure to perform any of its obligations under the terms of this Deposit Agreement resulting from acts beyond the reasonable control of such party. Such acts shall include, but not be limited to, acts of God, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strikes, lockout, riots, acts of war, civil unrest, revolutions, rebellions, explosions, epidemics, governmental regulations, communication line failures, power failure, earthquakes or other disasters, or any failure or breakdown of any computer facilities.

27.	ASSIGNMENT

27.1	Computershare may not assign this Deposit Agreement or any rights, benefits or, subject to the Depositary’s rights to appoint agents hereunder, obligations under the terms of this Deposit Agreement to any person other than an affiliate of the Depositary (an “Affiliate

Assignee”) without the prior written consent of the Client, and no assignment may be made to an Affiliate Assignee unless the business of the Assignee Affiliate is or includes issuing “depositary receipts” for “relevant securities” (within the meaning of section 69 of the Finance Act) and “depositary receipts” for “chargeable securities” (within the meaning of sections 94 and 99 of the Finance Act) for the purposes of sections 67(6) and 93(2) of the Finance Act..

27.2	The Client may not assign this Deposit Agreement or any rights, benefits or obligations under the terms of this Deposit Agreement without the prior written consent of Computershare and the Initial Holders (to the extent they remain Initial Holders hereunder).

27.3	If any Depositary Receipts held by an Initial Holder are sold, transferred, distributed or otherwise conveyed by such Initial Holder to an “affiliate” (as such term is defined in the Exchange Act) thereof or in addition, with respect to FTL 2, to Jersey GP, DTZ LP or the limited partners of DTZ LP, or any of their successors or affiliates, subject in each case to compliance with the applicable requirements set out in the definition of “Initial Holder” and all other requirements of this Deposit Agreement, then such affiliate, entity, limited partner or successor, as the case may be, shall be deemed an Initial Holder, bound by the provisions hereof, for purposes of this Deposit Agreement without the prior consent of any Party to this Deposit Agreement.

28.	NO PARTNERSHIP

Nothing contained in this Deposit Agreement shall constitute or be deemed to constitute a partnership between Computershare and any other party, and Computershare shall not be, or construed to be, the agent of any other party for any purpose or to have any authority to bind or incur any liability on behalf of any other party, save as otherwise expressly provided in this Deposit Agreement.

29.	NO WAIVER

No waiver of a breach of or a default under any provisions of this Deposit Agreement may be granted by a Party except in writing. The waiver by any party of a breach or default of any of the provisions of this Deposit Agreement by any other party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of any party to avail itself of any right, power or privilege that it has or may have under this Deposit Agreement operate as a waiver of any breach or default by any other party.

30.	INVALIDITY AND SEVERABILITY

If any provision of this Deposit Agreement or any part of any such provision is held to be invalid, unlawful or unenforceable, such provision or part (as the case may be) shall be ineffective only to the extent of such invalidity, unlawfulness or unenforceability and shall not prejudice or affect the remainder of such provision or any other provision of this Deposit Agreement.

31.	ENTIRE AGREEMENT

This Deposit Agreement constitutes the whole and only agreement between the Parties relating to the Services and save to the extent repeated in this Deposit Agreement, and the other agreements and documents referred to in this Deposit Agreement, supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever and all other terms, conditions, indemnities and warranties, whether express or implied, statutory or otherwise, and all representations (save in respect of fraudulent misrepresentations) whether made orally or in writing are excluded.

32.	NO THIRD PARTY BENEFICIARIES

THIS DEPOSIT AGREEMENT IS FOR THE EXCLUSIVE BENEFIT OF COMPUTERSHARE, THE CLIENT, THE HOLDERS, AND THEIR RESPECTIVE SUCCESSORS HEREUNDER, AND SHALL NOT GIVE ANY LEGAL OR EQUITABLE RIGHT, REMEDY OR CLAIM WHATSOEVER TO ANY OTHER PERSON, EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 13.1 AND 14.1 AND EXCEPT FOR PROVISIONS HEREOF THAT EXPRESSLY PROVIDE A RIGHT OR BENEFIT TO THE CUSTODIAN. IF A BENEFIT IS CONFERRED ON ANY THIRD PARTY IN ACCORDANCE WITH THIS SECTION, THE DEPOSITARY MAY RESCIND OR VARY ANY TERM OF THIS DEPOSIT AGREEMENT WITHOUT THE CONSENT OF THE THIRD PARTY AT ALL TIMES. IN NO EVENT SHALL THE CONSENT OF ANY THIRD PARTY BE REQUIRED FOR ANY AMENDMENT, MODIFICATION AND/OR CHANGE TO THIS DEPOSIT AGREEMENT.

33.	GOVERNING LAW; JURISDICTION

33.1	This Deposit Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. The Parties and all Holders irrevocably (a) submit to the non-exclusive jurisdiction of any New York State court sitting in New York County or the U.S. District Court for the Southern District of New York in any legal suit, action or proceeding arising out of or relating to this Deposit Agreement, (b) waive, to the fullest extent they may effectively do so, any defense based on inconvenient forum, improper venue or lack of jurisdiction to the maintenance of any such legal suit, action or proceeding, and (c) waive all right to trial by jury in any legal suit, action, proceeding or counterclaim arising out of this Deposit Agreement or the transactions contemplated hereby. The Client also irrevocably agrees that any legal suit, action or proceeding against Computershare brought by the Client, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a New York State court sitting in New York County or the U.S. District Court for the Southern District of New York. Notwithstanding the foregoing, any judgment may be enforced in any competent court in the United Kingdom or the United States.

33.2	For the benefit of the Depositary, each Holder irrevocably agrees by holding a Depositary Receipt or an interest therein, that any legal suit, action or proceeding against or involving Computershare, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a New York State court sitting in New York County or the U.S. District Court for the Southern District of New York, and by holding a Depositary Receipt or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

33.3	The submission to the jurisdiction of the courts referred to in Section 33.2 shall not (and shall not be construed so as to) limit the rights of the Depositary to take Proceedings against any Holder in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdictions, whether concurrently or not.

34.	COUNTERPARTS

This Deposit Agreement may be executed by the Parties on separate counterparts; each of which shall constitute an original, but all counterparts shall together constitute one and the same instrument. A signature to this Deposit Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF this Deposit Agreement and the Schedules are executed as follows:

Executed for and on behalf of
COMPUTERSHARE TRUST COMPANY, N.A.	/s/ Dennis Moccia

Executed for and on behalf of
CUSHMAN & WAKEFIELD LIMITED	/s/ Anand Tejani
Director

Executed for and on behalf of FTL NOMINEES 1 LIMITED	/s/ Mark Andrews
Director

/s/ Darren Toudic Director

Executed for and on behalf of FTL NOMINEES 2 LIMITED	/s/ Mark Andrews
Director

/s/ Darren Toudic Director

Schedule 1

The Depositary Services

Subject to the provisions of the Deposit Agreement, the Depositary Services to be provided by Computershare as Depositary for the Depositary Receipts shall include:

1.	maintaining the Depositary Receipt Register outside the United Kingdom;

2.	receiving instructions including stock transfer forms (in a form acceptable to Computershare) on behalf of Holders or the Custodian relating to transactions in Depositary Receipts or the Deposited Property (as the case may be);

3.	making entries of registration in the Depositary Receipt Register and amending, supplementing or otherwise modifying the Depositary Receipt Register, to the extent applicable, including in relation to any share split, reverse share split or share consolidation;

4.	issuing Depositary Receipts and certificates to Holders in respect of such Depositary Receipts;

5.	the cancellation of Depositary Receipts;

6.	maintenance in respect of Holders of Depositary Receipts of a Depositary Receipt Register showing the number of Depositary Receipts attributable to each Holder;

7.	maintenance in respect of Holders of Depositary Receipts of records reflecting cash amounts paid (if any) to a Holder of Depositary Receipts;

8.	registering transfers of Depositary Receipts and routine dealings with probate, powers of attorney, changes of address and similar documents;

9.	making mailing addresses of Holders of Depositary Receipts available for dispatch of the Annual Report and Accounts and Interim Reports;

10.	reconciliation of voting instructions received from Holders in relation to annual and extraordinary general meetings of the shareholders of the Client and written resolutions of the shareholders of the Client;

11.	dealing (to the extent that Computershare considers itself competent) with routine correspondence with Holders of Depositary Receipts;

12.	receiving and paying dividends;

13.	processing Corporate Actions that are contemplated by this Deposit Agreement;

14.	affixing, amending and removing restrictive legends with respect to Depositary Receipts in accordance with the provisions of the Deposit Agreement; and

15.	such other services as may be described or provided for in the Deposit Agreement.

Schedule 2

The Custody Services

The Custody Services to be provided by the Custodian as custodian on behalf of (and as nominee for) the Depositary shall include:

1.	the holding of Deposited Property as may be designated from time to time by the Depositary; and

2.	the execution of transfers in accordance with instructions received from Computershare in relation to the Deposited Property held on the Holders’ behalf.

Schedule 3

The Fees

[Reserved.]

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Schedule 4

Form of Certificate

[RESTRICTIVE LEGEND TO BE INSERTED]

CERTAIN RIGHTS OF THE HOLDER OF THIS DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF THE DEPOSIT AGREEMENT FOR THE PROVISION OF DEPOSITARY SERVICES AND CUSTODY SERVICES IN RESPECT OF CUSHMAN & WAKEFIELD LIMITED DEPOSITARY RECEIPTS DATED JULY 6, 2018, BETWEEEN THE DEPOSITARY, CUSHMAN & WAKEFIELD LIMITED, THE INITIAL HOLDERS (AS DEFINED THEREIN) AND THE HOLDERS FROM TIME TO TIME OF DEPOSITARY RECEIPTS ISSUED IN ACCORDANCE THEREWITH (THE “DEPOSIT AGREEMENT”), INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS

No. of Depositary Receipts:
Certificate Number:

CERTIFICATE

evidencing

DEPOSITARY RECEIPTS

representing

ORDINARY SHARES

of

CUSHMAN & WAKEFIELD LIMITED

(Incorporated under the laws of England and Wales)

Computershare Trust Company, N.A., a national banking association organized under the laws of the United States whose registered office is at 250 Royall Street, Canton, MA 02021 (the “Depositary”), hereby certifies that                          is the registered owner (a “Holder”) of Cushman & Wakefield Limited Depositary Receipts (“Depositary Receipts”), each representing one Ordinary Share of Cushman & Wakefield Limited, including rights to receive Shares (together “Shares” and, together with any additional securities, property or cash from time to time held by the Depositary in respect or in lieu thereof, the “Deposited Securities”), of Cushman & Wakefield Limited, a company incorporated under the laws of England and Wales with registered number 11414195 (the “Company”), and deposited at the office of GTU Ops, Inc.(the “Custodian”), the Custodian appointed by the Depositary.

The Shares are registered in the name of the Custodian and the Deposited Securities will be held by the Custodian as nominee for the Depositary. This Depositary Receipt is issued pursuant to the

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Deposit Agreement dated as of July 6, 2018 (as amended from time to time, the “Depositary Agreement”) between the Company, the Depositary, the Initial Holders (as defined therein) and the Holders from time to time of Depositary Receipts issued in accordance therewith. Each Holder of a Depositary Receipt shall, by accepting such Depositary Receipt be bound by all the provisions of the Deposit Agreement. Copies of the Deposit Agreement are available at the Depositary’s registered office referred to above and at the office of the Custodian. This Depositary Receipt (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. Words and expressions defined in the Depositary Agreement shall have the same meaning in this Certificate.

Withdrawal of Deposited Property

Subject to the terms of the Deposit Agreement, the Holder may request withdrawal of, and the Depositary shall thereupon relinquish, the Deposited Property underlying any Depositary Receipts upon receipt of the relevant Certificate(s) by the Depositary at the specified address of the Depositary or as otherwise agreed and any such additional evidence of the entitlement of the Holder to the relevant Depositary Receipts as the Depositary may reasonably require, accompanied by:

(a) a duly executed order with a Medallion Signature Guarantee (in a form approved by the Depositary) requesting the Depositary to cause the Deposited Property being withdrawn to be delivered to the specified address of the Custodian, or (at the request, risk and expense of the Holder and only if permitted by Applicable Legislation from time to time) at the specified office of the Depositary or to the person(s) designated in such order or as otherwise agreed;

(b) the payment of such fees, Taxes, charges and expenses as are required to be paid to the Depositary under the Deposit Agreement; and

(c) such proof, certificates and representations and warranties as to matters of fact, including, without limitation, as to such person’s identity and such further documents and information as the Depositary may deem reasonably necessary, appropriate or otherwise desirable for the administration or implementation of the Deposit Agreement in accordance with Applicable Legislation.

Upon the production of such documentation and the making of such payments in accordance with Section 9.1 of the Deposit Agreement, the Depositary will direct the Custodian, to deliver at the specified office of the Depositary, or to the order in writing of the person(s) designated in the accompanying order:

(i) evidence of a transfer in respect of the relevant Deposited Property by the Custodian, and accompanied by such instruments of transfer in blank or to the person or persons specified in the order for withdrawal and such other documents, if any, as are required by law for the transfer thereof and as appropriate, evidence of the cancellation of the relevant Depositary Receipts; and

(ii) all other property forming part of the relevant Deposited Property attributable to Depositary Receipts, accompanied, if required by the Articles of Association or Applicable

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Legislation, by one or more duly executed endorsements or instruments of transfer in respect thereof,

PROVIDED THAT THE DEPOSITARY (AT THE REQUEST, RISK AND EXPENSE OF ANY HOLDER SO SURRENDERING DEPOSITARY RECEIPTS) MAY DELIVER OR CAUSE THE CUSTODIAN TO DELIVER THE ITEMS REFERRED TO IN PARAGRAPHS (i) AND (ii) ABOVE AT SUCH OTHER PLACE OR TO SUCH OTHER PERSON AS MAY BE DESIGNATED BY THE SURRENDERING HOLDER IN THE RELEVANT ORDER.

In respect of such transfer of Deposited Property:

(a) the Depositary shall be entitled to deliver to the transferee (the “Transferee”), in lieu of the relevant Deposited Securities to which the Transferee is entitled, any securities into which such Deposited Securities have been converted, sub-divided or consolidated, any securities that are substituted by the Company for such Deposited Securities or any proceeds and/or securities received or issued in lieu of such Deposited Securities as a result of any corporate event or transaction of or affecting the Company; and

(b) without prejudice to the generality of paragraph (a), where the Depositary has at the direction of the Holder tendered, exchanged or otherwise conveyed Deposited Securities to a third party pursuant to a tender offer, exchange offer or other transaction, the Depositary shall deliver to the Transferee in question the proceeds and/or securities received in respect of the tendered, exchanged or otherwise conveyed Deposited Securities underlying the Depositary Receipts being withdrawn, in lieu of such Deposited Securities;

in each case as soon as practicable following receipt if the same have not been received by the effective date of the Transfer.

Notwithstanding any other provisions of this Depositary Receipt, the Depositary shall not be required to make arrangements for the transfer of Company Securities during any period when the Share Register or the Depositary Receipt Register is closed.

Deposited Property shall be delivered by the Depositary to any person only under the circumstances expressly contemplated in the Deposit Agreement, and the Depositary shall not be liable to a Holder or a Transferee if, under the terms hereof, any Deposited Property is not or cannot be delivered to or to the order of a Transferee.

The Holders shall be liable for any reasonable and documented costs (which shall include, but shall not be limited to, any applicable notary fees) incurred in carrying out a transfer of Depositary Receipts and each Holder agrees to indemnify the Depositary for any such costs incurred and the Depositary shall not be obliged to effect any transfer unless it has been provided in cleared funds for such costs to its reasonable satisfaction.

The Depositary shall only be obliged to deliver Company Securities or other Deposited Property to the extent Company Securities or such other Deposited Property are then held by the Custodian or the Depositary or by their respective agents under the Deposit Agreement.

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Notwithstanding the withdrawal of Deposited Securities under the Deposit Agreement, income distributions attributable thereto shall be governed by Section 8 of the Deposit Agreement.

Any person requesting cancellation of Depositary Receipts may be required by the Depositary to furnish it with (i) a legal opinion by U.S. legal counsel reasonably acceptable to the Depositary to the effect that such Depositary Receipts and the Company Securities represented thereby may be offered and sold without registration under the Securities Act pursuant to an applicable exemption from the registration requirements thereof, and dealing with such other reasonable issues as may be requested by the Depositary or (ii) evidence reasonably satisfactory to the Depositary that the offer and sale of such Company Securities has been duly registered pursuant to an effective registration statement under the Securities Act and no stop order suspending the effectiveness of such registration statement has been issued, and to such person’s knowledge no proceedings therefor have been initiated or are pending by the U.S. Securities and Exchange Commission.

Register

The Depositary shall maintain, at an office outside the United Kingdom which may, but need not be, the Depositary’s registered office, a separate register in respect of the Depositary Receipts for the registration, registration of transfer, combination and split-up of Depositary Receipts, and facilities for the delivery and receipt of Depositary Receipts. Each such register shall at reasonable times be open for inspection by Holders for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement. The Depositary may close any such register at any time or from time to time (a) in the ordinary course of business, (b) in order to comply with Applicable Legislation, or (c) when deemed reasonably necessary or advisable by it in connection with the performance of Services, or any of them.

Title to Depositary Receipts and validity

Title to a Depositary Receipt shall be evidenced by entry on the Depositary Receipt Register. This Certificate evidences the Holder’s entitlement to the Depositary Receipts. The Depositary, notwithstanding any notice to the contrary, may treat the person in whose name a Depositary Receipt is registered on the Depositary Receipt Register as the absolute owner thereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Depositary Receipt, unless such holder is the Holder thereof.

Receipt by the Depositary of the following at the specified address of the Depositary or as may be otherwise required by the Depositary from time to time:

(i) an instruction from or on behalf of the Holder setting out the person(s) to whom a specified number of Depositary Receipts will be transferred (the “Recipient”) (in a form acceptable to the Depositary and including a Medallion Signature Guarantee);

(ii) the relevant Certificate(s), if applicable, accompanied by such additional evidence of the entitlement of the Holder to the relevant Depositary Receipts as the Depositary may

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reasonably require, together with a stock transfer form (in the form attached to the Deposit Agreement); and

(iii) the payment of such fees, Taxes, charges and expenses as may be required to be paid to the Depositary under the Deposit Agreement;

shall be deemed to constitute an irrevocable instruction to the Depositary to: record the transfer of the relevant Depositary Receipts to the Recipient (or its designee) in the Depositary Receipt Register in accordance with the Deposit Agreement; if applicable, issue a Certificate in the name of the Recipient(s) in respect of the transferred Depositary Receipts; and update its records to record that the relevant Deposited Property is held for the benefit of the Recipient (or require the Custodian to do so).

The Depositary shall be entitled to refuse to accept for transfer any Depositary Receipts or suspend the registration of transfer of Depositary Receipts if ait reasonably believes that transfer would result in violation of Applicable Legislation, if any of the other conditions set forth in Section 3.3 of the Deposit Agreement would apply, or if any presentation of a transfer fails to meet applicable transfer requirements or is otherwise inconsistent with industry standards.

The Depositary shall not be bound to enquire whether any transactions in Depositary Receipts are in progress, or whether Depositary Receipts are in the process of being transferred, before deciding to suspend the registration or transfer of Depositary Receipts in accordance with the Deposit Agreement and the Depositary shall incur no liability to the Company, any Holder or potential Holder or Recipient by reason of such suspension.

Charges, obligations, representations and warranties

Each person depositing Company Securities and to whom Depositary Receipts are to be issued or transferred pursuant to the Deposit Agreement and each Holder shall be bound as a Holder by the provisions of the Deposit Agreement and shall be required to give such warranties and certifications to the Depositary as the Depositary may reasonably require. In connection with any such deposit and/or issuance, the depositor, or in connection with any such transfer, the transferor, as applicable, shall be deemed to have represented and warranted the following:

(a) Company Securities that are transferred or issued to (as the case may be), and deposited with, the Custodian, and with respect to which Depositary Receipts are to be or are issued, are duly authorized, validly issued and outstanding, fully paid up, non-assessable and legally obtained by the person depositing such Company Securities and the person to whom Depositary Receipts are to be issued, all pre-emptive and comparable rights, if any, with respect to such Company Securities have been validly waived or exercised, such person is duly authorized to deposit such Company Securities under the Deposit Agreement and has effected a legal, valid and binding disposition of such Company Securities to the Depositary or the Custodian; and

(b) (i) such Company Securities are being transferred or issued (as the case may be) and deposited free and clear of all liens, charges, encumbrances, security interests, adverse

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claims or other third party interests, provided that, upon such transfer or issuance (as the case may be) and deposit, such Company Securities may be subject to restrictions under applicable U.S. securities laws and/or the Articles of Association and/or the Transfer Restrictions, (ii) such transfer or issuance (as the case may be) of Company Securities to, and deposit thereof with, the Custodian are not in contravention of the Articles of Association, any contractual obligation binding on such person or the person making such deposit, or of any Applicable Legislation or order binding on or affecting such person or the person making the deposit, and (iii) to the extent such person is an “affiliate” of the Company as such term is defined in Rule 144, at the time of any transfer, sale or other disposition of the Depositary Receipts representing such Company Securities, the Company Securities will be duly registered pursuant to an effective registration statement under the Securities Act, or will be sold in compliance with an applicable exemption from registration under the Securities Act which enable the Company Securities to be sold (in the form of Depositary Receipts). The Depositary shall be entitled to refuse to accept Company Securities for deposit under the Deposit Agreement (i) whenever it is notified in writing by the Company that the Company has restricted the transfer thereof to comply with ownership restrictions under applicable law, or if any of the conditions in Section 3.3 of the Deposit Agreement would apply; (ii) if it reasonably believes that any relevant transfer is invalid or ineffective to pass title in Company Securities under any Applicable Legislation; (iii) if the Depositary is notified in writing by or on behalf of the Company that such deposit or the issue of Depositary Receipts pursuant to the Deposit Agreement will, or will likely, breach Applicable Legislation; (iv) if such deposit fails to comply with any applicable requirements of the Deposit Agreement or with such requirements as the Depositary may establish consistent with the Deposit Agreement; or (v) for any other reason expressly contemplated in the Deposit Agreement.

In acting under the Deposit Agreement the Depositary shall have only those duties, obligations and responsibilities expressly undertaken by it in the Deposit Agreement and does not assume any relationship of trust for or with the Holders or any other person.

Limitations on the Depositary’s Liability and Obligations

Notwithstanding any other provision of the Deposit Agreement or the Depositary Receipts to the contrary, none of the Depositary, the Custodian, the Company, any Initial Holder nor any of their respective agents shall be liable under the Deposit Agreement for any incidental, indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) of any nature whatsoever, including but not limited to lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, even if apprised of the possibility of such damages, provided that to the extent any indirect, punitive, special or consequential damages arise from or out of a claim brought by an unaffiliated third party against the Depositary, the Custodian, or their respective agents, such party shall be entitled to full indemnification under the Deposit Agreement for all such damages.

Holders acknowledge that the Depositary shall not incur any liability to the Company, any Holder, or any other person for any Losses suffered or incurred by the Company, such Holder or other person arising out of or in connection with the performance or non-

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performance of the Depositary’s obligations or duties arising under any provisions of the Deposit Agreement, or otherwise, except to the extent that such Losses are determined by a court of competent jurisdiction to have directly resulted from the Depositary’s criminal fraud, gross negligence or willful misconduct, in which case the combined maximum liability of the Depositary to all Holders and the Company, shall not exceed the amounts paid under the Deposit Agreement by the Company to the Depositary pursuant to subsections (b) and (c) of Section 1 of Schedule 3 to the Deposit Agreement during the twelve months immediately preceding the event, act or omission for which recovery from the Depositary is being sought. Except to the extent expressly provided in the preceding sentence, by holding a Depositary Receipt Holders agree and acknowledge that (i) the Holders release the Depositary from any and all liability in connection with or arising out of the Deposit Agreement or the transactions contemplated thereby and (ii) the Holders agree that they will not under any circumstance make any claim, bring any action or commence any legal proceedings against the Depositary under, or in connection with, the Deposit Agreement. The Depositary shall not incur any liability as a result of any act or omission to act on the part of any Custodian unless the Custodian has committed fraud or willful misconduct in the provision of custodian services to the Depositary.

Subject to the provisions of the Deposit Agreement, the Depositary and its agents shall not incur any liability to the Company, any Holder or to any other person if, by reason of:

(a) any provision of any present or future law, rule, regulation, fiat, order or decree of the United States, the United Kingdom or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, or by reason of the interpretation thereof by a governmental or regulatory authority or any securities exchange or market or automated quotation system;

(b) the Articles of Association of the Company of the provisions of or governing the Company Securities;

(c) any act or omission of the Company in contravention of the Deposit Agreement;

(d) any computer failure or breakdown outside the direct and immediate control of the Depositary; or

(e) any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, lockout, riot, civil unrest, revolutions, rebellions, explosions, epidemics, governmental regulations, communication line failures, power failure, earthquake or other disaster or any circumstance beyond the direct and immediate control of the Depositary, the performance by the Depositary or any other person of any act or thing which is required or permitted or contemplated to be done or performed by or pursuant to the Deposit Agreement shall be prevented or delayed, or would cause any of them to be subject to any civil or criminal penalty, or would be required to be effected in some manner or to an extent which is different in any respect from that provided for or contemplated by the Deposit Agreement.

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If and to the extent that by virtue of laws of any jurisdiction outside England and Wales, or the application or operation of those laws in any particular event or circumstance, or by virtue of the provisions of the Articles of Association of the Company or the application or operation of those provisions in any particular event or circumstance, the Depositary or the Custodian does not acquire unconditional and absolute title or right to any Deposited Property, or acquires a title or right to any Deposited Property which is in any manner encumbered or defective or liable to be displaced or avoided, or where as a result of an event or circumstance beyond the Depositary’s reasonable control the Deposited Property is reduced or depleted or the Depositary does not hold sufficient Company Securities to cover Depositary Receipts in issue, neither the Depositary nor the Custodian shall be in any way liable to the Company or to any Holder or any other person by reason thereof; but in any such case the Depositary shall be entitled to take or cause to be taken such action as shall in its opinion be reasonable or appropriate, including without limitation the cancellation without compensation of Depositary Receipts of any Holder(s) determined by the Depositary whether or not such Holder(s) are in any way responsible for the relevant event or circumstance, provided that the Depositary shall promptly notify such Holder(s) following any such cancellation; and each Holder agrees that, by acquiring and holding Depositary Receipts representing Company Securities by means of the arrangements contemplated by the Deposit Agreement, such Holder accepts the risk that by virtue of such laws or terms and conditions, or the application or operation thereof or any such event or circumstance the interest in any relevant Deposited Property may not be entire, complete and unimpeachable.

If the Depositary becomes entitled to take or cause to be taken action in accordance with the immediately preceding paragraph, it will in its sole discretion consider whether it may directly or indirectly transfer or make available to any Holder adversely affected, in whole or in part, the benefit of any rights, claims or other assets which may be available to the Depositary and which pertain to the matter(s) giving rise to the relevant event or circumstance.

The Depositary may rely on, and shall not be liable for any Loss suffered by any Holder or any other person by reason of its having accepted (or the Custodian or the Company or its agents having accepted) as valid and having relied upon any written notice, request, direction, transfer, certificate for Company Securities (or other securities), electronic communication or any other document or any translation thereof or communication reasonably believed by it in good faith to be genuine notwithstanding that the same shall have been forged or shall not be genuine or accurate or shall not have been duly authorized or delivered.

The Depositary may act, or take no action, on the advice or opinion of, or in reliance upon, any advice, opinion, certificate or information obtained from, the Company or any reputable lawyer, valuer, accountant, banker, broker, information provider, settlement system operator, registrar or other expert whether obtained by the Company, the Depositary or otherwise, or any person presenting Company Securities for deposit, any Holder, or any other person, believed by the Depositary in good faith to be competent to give such advice, opinion, certificate or information, and shall not except where any such person is a member of the same group of companies as the Depositary be responsible or liable to any Holder or

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any other person for any Losses occasioned by so acting or refraining from acting or relying on information from persons depositing Company Securities or otherwise entitled to the issue of Depositary Receipts. Any such advice, opinion, certificate or information may be sent or obtained by letter, telex, facsimile transmission, e-mail, or other electronic communication and the Depositary shall not be liable for acting or refraining from acting on any such advice, opinion, certificate or information notwithstanding that the same shall have been forged or shall not be genuine or accurate.

The Depositary may call for and shall be permitted to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate, letter or other written communication, purporting to be signed on behalf of the Company by a director of the Company or by a person duly authorized in writing by a director of the Company or such other certificate from any such person as is specified in the immediately preceding paragraph which the Depositary reasonably considers appropriate and the Depositary shall not be bound in any such case to call for further evidence or be responsible to any Holder or any other person for any Loss or Liability that may be occasioned by the Depositary acting on such certificate, except to the extent that the Depositary commits willful misconduct in carrying out such actions.

The Depositary shall not be required or obliged to monitor, supervise or enforce the observance and performance by the Company of any of its obligations, including, without limitation, those arising under or in connection with Applicable Legislation, or any contract or instrument to which the Company is a party or by which it or any of its assets is bound. The Depositary makes no representation or recommendation to any person regarding the financial condition of the Company or the advisability of acquiring Depositary Receipts or Company Securities or other property or as to the type or character or suitability thereof and takes no responsibility for the operations of the Company or the effect thereof on the value of the relevant Company Securities or Depositary Receipts or any rights derived therefrom.

The Depositary and the Custodian may engage or be interested in any financial or other business transactions with the Company or any other member of any group of which the Company is a member or in relation to the Deposited Property (including, without prejudice to the generality of the foregoing, the conversion of any part of the Deposited Property from one currency to another), may at any time acquire, hold, be interested in or deal with Company Securities and/or Depositary Receipts for their own account or for the account of any other person and shall be entitled to charge and be paid all usual fees, commissions and other charges for business transacted and acts done by them otherwise than in the capacity of Depositary or Custodian (as the case may be) in relation to matters arising under the Deposit Agreement (including, without prejudice to the generality of the foregoing, charges on the conversion of any part of the Deposited Property from one currency to another and on any sales of property) without accounting to the Holders or any other person for any profit arising therefrom.

The Depositary shall use commercially reasonable efforts through arms-length transactions to effect any sale of securities or other property or transferable right or any conversion of currency as is referred to or contemplated by the Deposit Agreement in accordance with its

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normal practices and procedures and subject to the terms of the Deposit Agreement but shall have no liability with respect to the financial or other terms of such sale or conversion effected through arms-length transactions, the timing thereof, or any delay in action or omission to act, or for any error or delay in action, omission to act, default or negligence on the part of the party retained in connection with any such sale or conversion, or if the effecting of such sale or conversion shall not be reasonably practicable.

The Depositary shall have no responsibility whatsoever to any Holder or any other person as regards any deficiency which might arise because the Depositary is subject to or accountable for any Tax in respect of any or any part of the Deposited Property or any income, distribution or capital or other payment arising therefrom or any proceeds of the sale thereof.

Without prejudice to any other powers that the Depositary may have under the Deposit Agreement, the Depositary shall, after providing the Company (at the Company’s expense) with copies of all proposed agreements or undertakings and consulting with the Company if practicable, be entitled to enter into such agreement with or give such undertakings required by Applicable Legislation to any relevant taxation authority concerning the taxation status of the transactions effected pursuant to the Deposit Agreement and to do all such things as may be reasonably required under the terms of any such agreements or undertakings.

No provision of the Deposit Agreement shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under the Deposit Agreement, except to the extent a liability arises directly from the Depositary’s criminal fraud, gross negligence or willful misconduct. If, notwithstanding this provision, the Depositary reasonably does so, it shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom or to sell all or any of the Deposited Property and make such deductions from the proceeds of sale thereof as may be required to account for any loss, expenditure or liability suffered by the Depositary in respect thereof.

All communications, notices, certificates, documents of title and remittances to be delivered by or sent to or from Holders or their agents will be delivered to or sent to or from them at their own risk.

The Depositary and its agents shall incur no liability (a) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement; (b) for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system; or (c) in connection with or arising from, the insolvency of any Custodian that is not an affiliate of the Depositary. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any Depositary Receipts about the requirements of the law of England and Wales, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, unless such failure arises from the Depositary’s criminal fraud, gross negligence or willful misconduct, or for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions

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from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. Notwithstanding anything to the contrary set forth in the Deposit Agreement, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Depositary Receipt or Depositary Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation Applicable Legislation, administrative or judicial process, banking, securities or other regulators.

The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders on account of their ownership of the Depositary Receipts. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for the content of any information from the Company and (to the extent the Company has appointed one) the Share Registrar relating to cash distributions, Corporate Actions, forthcoming meetings of the holders of those securities and other matters having a bearing on the rights of persons holding Depositary Receipts representing Company Securities, or for the time at which any such information is available or the timing of the delivery of such information to the Depositary, the Custodian or its nominee. The Depositary shall not incur any liability for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement, or for the failure or timeliness of any notice from the Company. The Depositary shall not be liable for any acts or omissions made by any Successor Depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

The Depositary shall not be required under the Deposit Agreement to comply with the laws or regulations of any country other than the U.S. or any political subdivision thereof. The Depositary may consult with foreign counsel, at the Company’s expense, to resolve any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction.

Indemnification

Under the Deposit Agreement, the Holders agree that, without limiting the rights of the Depositary and the Custodian, and each of their respective agents, directors, officers, employees and affiliates to indemnification from the Company, each Holder shall be required to accept liability for and shall be bound to indemnify the Depositary and the Custodian and their respective agents, directors, officers, employees and affiliates and hold each of them harmless from and against, and shall reimburse each of them for, any and all Losses, arising from or incurred in connection with, or arising from (a) any act performed in accordance with or for the purposes of or otherwise related to, the Deposit Agreement insofar as they relate to Deposited Property held for the benefit of, or Depositary Receipts held by, that Holder, including, without limitation, payment of applicable stamp duty reserve tax (or stamp duty) in accordance with the Deposit Agreement, and (b) any breach by that Holder of any of the representations or warranties made or deemed to be made by it in connection with its deposit

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of Company Securities under the Deposit Agreement, except for: (i) Losses caused by or resulting from (x) any criminal fraud, willful misconduct or gross negligence of the Depositary or (y) the Custodian’s criminal fraud, gross negligence or willful misconduct in the provision of custodial services to the Depositary (as determined under the laws of the jurisdiction in which the Custodian is located); and (ii) any stamp duty or stamp duty reserve tax payable as a consequence of the warranties in Section 5.8 of the Deposit Agreement being breached, or as a consequence of any of the matters warranted in Section 5.8 of the Deposit Agreement not being correct on the date of the Deposit Agreement or ceasing to be correct after the date of the Deposit Agreement other than as a result of changes in Applicable Legislation, in each case in relation to the Depositary or the Custodian or in relation to any assignee, transferee, sub-contractor or other alternate, replacement or agent of any of them who provides the Depositary Services or Custody Services (as applicable); and (iii) any Excluded Taxes.

If (a) any amount becomes due and payable by such Holder to the Depositary under the immediately preceding paragraph with respect to any Taxes included in Losses, and such Holder or the Company does not pay such amount in cleared funds to the Depositary promptly (and in no event later than the Business Day before the date any such Taxes are due and payable) after receipt of written notice from the Depositary (which shall be sent promptly as practicable after the Depositary receives notice of such taxes being due and payable) or (b) any amount becomes due and payable by such Holder to the Depositary under the immediately preceding paragraph with respect to any indemnification payments other than for the matters described in clause (i) of the immediately preceding paragraph within 15 Business Days after receipt of written notice from the Depositary, then the Depositary shall be entitled to make such deductions from the Deposited Property or any income, distribution or capital arising therefrom (and may delay any pending disbursement of such amounts for such time period to see if such Holder makes payment thereof to the Depositary) or may sell in an arms-length transaction such Deposited Securities solely to the extent necessary to discharge the obligations of such Holder under the immediately preceding paragraph; provided that, in the case of clause (b), if there is a good faith dispute in relation to the amount due, the amount in dispute shall not be due and payable until resolution of such dispute. No Indemnified Party shall be entitled to be indemnified in respect of any Loss under the immediately preceding paragraph to the extent that such Indemnified Party has already received full and complete indemnification for the same Loss under Section 13 of the Deposit Agreement; provided however, that nothing in this paragraph shall obligate the Depositary to seek indemnification under Section 13 of the Deposit Agreement prior to asserting a claim for indemnification against a Holder under the immediately preceding paragraph of this Depositary Receipt.

The Holders further agree that:

(a) The obligations of each Holder under this Depositary Receipt and Section 14 of the Deposit Agreement shall survive any termination of the Deposit Agreement in whole or in part and any resignation or replacement of the Depositary and any Custodian; and

(b) Should any amount paid or payable under the Deposit Agreement by a Holder be itself subject to tax in the hands of the recipient (other than on fees payable to the recipient) or be required by Applicable Legislation to be paid under any deduction or withholding, the relevant

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Holder(s) will be required to pay such sums as will after any such tax, deduction or withholding leave the recipient with the same amount as it would have received if no such tax had been payable and no deduction or withholding had been made and such payments and adjustments shall be made as may be necessary to give effect to this paragraph; and

(c) If a payment is made by a Holder to an Indemnified Party (i) in respect of stamp duty and/or stamp duty reserve tax, or (ii) pursuant to Section 6.3 of the Deposit Agreement in respect of Taxes due on Fees paid by the Holder on behalf of the Client, or (iii) pursuant to Section 14.1 of the Deposit Agreement in respect of any Taxes of the type described in clauses (i) or (ii) of this paragraph, and the Indemnified Party subsequently obtains a total or partial refund of the relevant Taxes from a Tax Authority, the Indemnified Party shall, as soon as reasonably practicable, give notice of this fact to the Holder and reimburse to the Holder the amount of the refund actually received by the Indemnified Party from the Tax Authority, after deduction of all fees, costs and expenses incurred by the Indemnified Party in connection with obtaining such refund; provided, however, that nothing in this paragraph shall cause any Indemnified Party to be subject to any obligation whatsoever to apply for or otherwise seek or obtain a refund of any Taxes.

Fees And Expenses Payable by Holders

The Depositary shall be entitled to charge Holders in respect of the provision of its services under the Deposit Agreement fees and reasonable expenses incurred by the Depositary and not payable by the Company under the Deposit Agreement. Holders will be deemed to be aware of any and all such fees and expenses provided for in the Deposit Agreement. Notwithstanding the foregoing, the Depositary agrees that it shall not charge Holders (i) any Depositary Receipt issuance or cancellation fees, (ii) any cash distribution and/or cash dividend fees or (iii) an annual administrative servicing fee (DSF).

If any fees, costs, Taxes or charges (including stamp duty and stamp duty reserve tax, except to the extent any such tax is payable as a consequence of the warranties in Section 5.8 of the Deposit Agreement being breached, or as a consequence of any of the matters warranted in Section 5.8 of the Deposit Agreement not being correct on the date of the Deposit Agreement or ceasing to be correct after the date of the Deposit Agreement other than as a result of changes in Applicable Legislation, in each case in relation to the Depositary, the Custodian and/or any Affiliate Assignee who provides Depositary Services) shall become payable by or on behalf of the Custodian or the Depositary with respect to any Depositary Receipts or any part of the Deposited Property, including without limitation the issuance, holding, or transfer thereof, or any income, distribution or capital or other payment arising from any of the foregoing or any proceeds of the sale thereof, without prejudice of the terms of the Deposit Agreement such fees, Taxes or charges shall be paid by the Holder thereof to the Depositary. The Depositary may refuse to effect any registration of Depositary Receipts or any withdrawal of the underlying Deposited Securities until such payment in respect of such fees, Taxes or charges is made. The Depositary may also deduct from any income, distributions or capital or other payment on or in respect of, or arising from, Deposited Securities, or may sell by public or private sale for the benefit of the Holder thereof all or any part of such Deposited Property to the extent necessary to pay such fees, Taxes and/or charges, provided that any such sale shall be made only if such

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Holder has failed to pay such amounts within 3 business days after the Depositary provides reasonable notice to the Holder of its intent to make the sale, and the Depositary may apply such deduction or the proceeds of any such sale in payment of such fees, Taxes and/or charges. The Holder shall remain liable for any deficiency. Upon any such sale, the Depositary shall, if appropriate, reduce the number of Depositary Receipts evidenced by any Certificate held by such Holder to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such fees, Taxes and/or charges to the Holder. If any governmental, regulatory or court consent needs to be obtained prior to the delivery of the Deposited Property or the net proceeds thereof to the Holder, the Depositary need not obtain any such consent and shall make such arrangements with respect to the Deposited Property or the net proceeds thereof as it shall see fit.

Taxes

In the event that any charge to stamp duty or stamp duty reserve tax is payable by the Depositary in connection with the deposit of the Company Securities, the issuance of the Depositary Receipts or any other transactions contemplated by the Deposit Agreement or pursuant to any instruction given to the Depositary, the Depositary shall not be required to accept such deposit of Company Securities, to issue Depositary Receipts, enter into such transaction or execute such instruction, in each case unless and until the Company shall have first either furnished evidence of payment of any and all stamp duty reserve tax and/or stamp duty owing in connection therewith (in a form reasonably acceptable to the Depositary) or the Depositary has been funded in full with cleared funds in the amount of such stamp duty reserve tax or stamp duty. Section 5.6 and Sections 6.2 to 6.4 of the Deposit Agreement apply to this paragraph and ‘Fees’ should be read to include the payment of stamp duty reserve tax and/or stamp duty as described herein. In the absence of (i) evidence reasonably satisfactory to the Depositary of payment of such stamp duty and/or stamp duty reserve tax in full by the Company or (ii) receipt of cleared funds from the Company as provided above, the Depositary reserves the right to take any reasonable action, or reasonably omit to take any action, in each case, where such action or omission would result in the Depositary avoiding any liability for stamp duty reserve tax or stamp duty.

In addition to any rights and remedies to which the Depositary is entitled under the immediately preceding paragraph, to the extent that the Depositary (or its nominee) is accountable for and/or primarily liable and is required to pay stamp duty reserve tax (or stamp duty) pursuant to the Finance Act (or otherwise under other UK enactments or regulations), in respect of any chargeable securities transferred or issued to, or appropriated by, the Depositary, pursuant to the Deposit Agreement, each Holder agrees that where such Holder is to issue, transfer or ensure the transfer to the Depositary of Company Securities in relation to which the Depositary will issue Depositary Receipts, the Holder shall, before such issue, transfer or appropriation, pay to the Depositary in cleared funds, or to HMRC on behalf of the Depositary, an amount equal to the stamp duty reserve tax (or stamp duty) for which the Depositary is liable in respect of such transfer, issue or appropriation, if any.

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EXECUTED and DELIVERED by Computershare Trust Company, N.A. acting by [insert title]	) )

Signature of [insert title]

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Schedule 5     Form of Power of Attorney

POWER OF ATTORNEY

This power of attorney is made on                              by GTU Ops Inc. (the “Principal”) in favour of [FTL Nominees 1 Limited / FTL Nominees 2 Limited / other permitted Initial Holder] (the “Attorney”).

1.	APPOINTMENT AND POWERS

The Principal, as custodian for Computershare Trust Company, N.A., as depositary (the “Depositary”) under the deposit agreement dated on or about 6 July 2018 between, inter alios, the Depositary, the Attorney and the Company (the “Deposit Agreement”), hereby appoints the Attorney (acting by any of its directors, authorised signatories, attorneys-in-fact or proxy holders from time to time) as its attorney with full power and authority on its behalf and in its name to exercise the following rights, powers and privileges in relation to that number of ordinary shares of $[•] each (the “Shares”) in Cushman & Wakefield plc (the “Company”) registered in the name of the Principal as custodian for the Depositary and represented by the depositary receipts issued to the Attorney by the Depositary under the Deposit Agreement as of the date(s) on which this Power of Attorney is exercised by the Attorney:

a)	calling, requiring the directors of the Company to call, receiving notice of, attending, participating in, speaking at and voting any voting rights attaching to the Shares at any general meeting of the shareholders of the Company or other meeting at which any rights attaching to the Shares are capable of being exercised, including meetings of the members of any particular class of shareholder of which the registered holder of the Shares is part, and all or any adjournments of such meetings, or signing any resolution as registered holder of the Shares; and

b)	approving, completing and returning or otherwise signing or executing any requisition of any meeting, proxy cards, consents to short notice, written resolution, agreement of the members of the Company (or any of them) and any other documents capable of being signed by the registered holder of the Shares, in each case as if it were the registered owner of the Shares, provided that the Attorney shall not take any action that would result in the Principal incurring any obligation not provided for by the Deposit Agreement, or other liability.

2.	OTHER

a)	This power of attorney shall expire on earlier of the third anniversary hereof or the date of revocation hereof by the Principal.

b)	During the effectiveness of this power of attorney, the Principal undertakes to confirm upon request that the Attorney’s power hereunder has not been revoked, and not to disclaim the Attorney’s authority hereunder with respect to

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any action lawfully taken by the Attorney in accordance with this power of attorney.

c)	This power of attorney and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this power of attorney or its subject matter or formation (including non-contractual disputes or claims).

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This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Signed as a deed by

for and on behalf of
GTU Ops Inc.

In the presence of:

Name of witness

Address of witness

Occupation of witness